MSMCH Loan No.  11-36846

LOAN AGREEMENT

Dated as of May 20, 2011 Between

BRI 1841 ENERGY PLAZA, LLC,

as Borrower and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,

as Lender

TABLE OF CONTENTS

			Page
ARTICLE I		DEFINITIONS; PRINCIPLES OF CONSTRUCTION	1
	Section 1.1	Definitions	1
	Section 1.2	Principles of Construction	17
ARTICLE II		THE LOAN	18
	Section 2.1	The Loan.	18
	2.1.1	Agreement to Lend and Borrow	18
	2.1.2	Single Disbursement to Borrower	18
	2.1.3	The Note	18
	2.1.4	Use of Proceeds	18
	Section 2.2	Interest Rate.	18
	2.2.1	Interest Rate	18
	2.2.2	Intentionally Omitted.	18
	2.2.3	Default Rate	18
	2.2.4	Interest Calculation	18
	2.2.5	Usury Savings	19
	Section 2.3	Loan Payments.	19
	2.3.1	Payment Before Maturity Date	19
	2.3.2	Intentionally Omitted.	19
	2.3.3	Payment on Maturity Date	19
	2.3.4	Late Payment Charge	19
	2.3.5	Method and Place of Payment.	20
	Section 2.4	Prepayments.	20
	2.4.1	Voluntary Prepayments.	20
	2.4.2	Mandatory Prepayments	20
	2.4.3	Prepayments After Default	21
	Section 2.5	Defeasance.	21
	2.5.1	Conditions to Defeasance and the Loan Documents.	21
	2.5.2	Intentionally Omitted.	22
	2.5.3	Defeasance Collateral Account	22
	2.5.4	Successor Borrower	23
ARTICLE III		REPRESENTATIONS AND WARRANTIES	24
	Section 3.1	Borrower Representations	24
	3.1.1	Organization.	24
	3.1.2	Proceedings	24
	3.1.3	No Conflicts	24
	3.1.4	Litigation	25
	3.1.5	Agreements	25
	3.1.6	Consents	25
	3.1.7	Title	25
	3.1.8	No Plan Assets	26

TABLE OF CONTENTS
(Continued)

Page

3.1.9	Compliance	26
3.1.10	Financial Information	26
3.1.11	Condemnation	26
3.1.12	Utilities and Public Access	26
3.1.13	Separate Lots	27
3.1.14	Assessments	27
3.1.15	Enforceability	27
3.1.16	Intentionally Omitted.	27
3.1.17	Insurance	27
3.1.18	Licenses	27
3.1.19	Flood Zone	27
3.1.20	Physical Condition	27
3.1.21	Boundaries	28
3.1.22	Leases	28
3.1.23	Filing and Recording Taxes	28
3.1.24	Single Purpose	28
3.1.25	Tax Filings	34
3.1.26	Solvency	34
3.1.27	Federal Reserve Regulations	35
3.1.28	Organizational Chart	35
3.1.29	Bank Holding Company	35
3.1.30	Investment Company Act	35
3.1.31	No Bankruptcy Filing	35
3.1.32	Full and Accurate Disclosure	35
3.1.33	Foreign Person	35
3.1.34	No Change in Facts or Circumstances; Disclosure	35
3.1.35	Management Agreement	36
3.1.36	Perfection of Accounts	36
3.1.37	Intentionally Omitted.	36
3.1.38	Material Agreements	36
3.1.39	Illegal Activity/Forfeiture.	36
3.1.40	Guarantor and Sponsor Representations	37
3.1.41	Embargoed Person	37
3.1.42	Patriot Act.	37
Section 3.2	Survival of Representations	38
ARTICLE IV	BORROWER COVENANTS	39
Section 4.1	Borrower Affirmative Covenants	39
4.1.1	Existence; Compliance with Legal Requirements	39
4.1.2	Taxes and Other Charges	39
4.1.3	Litigation	39
4.1.4	Access to Property	40
4.1.5	Further Assurances; Supplemental Security Instrument Affidavits	40
4.1.6	Financial Reporting.	40

TABLE OF CONTENTS
(Continued)

		Page
4.1.7	Title to the Property	43
4.1.8	Estoppel Statement	43
4.1.9	Leases	43
4.1.10	Alterations	45
4.1.11	Intentionally Omitted.	45
4.1.12	Material Agreements	45
4.1.13	Performance by Borrower	45
4.1.14	Costs of Enforcement/Remedying Defaults	45
4.1.15	Business and Operations	46
4.1.16	Loan Fees	46
4.1.17	Intentionally Omitted.	46
4.1.18	Intentionally Omitted.	46
4.1.19	Maintenance of Property	46
4.1.20	Petroleum Club Obligations	46
Section 4.2	Borrower Negative Covenants	47
4.2.1	Due on Sale and Encumbrance; Transfers of Interests.	47
4.2.2	Intentionally Omitted.	48
4.2.3	Dissolution	48
4.2.4	Change in Business	48
4.2.5	Debt Cancellation	48
4.2.6	Distributions	48
4.2.7	Zoning	48
4.2.8	Intentionally Omitted.	48
4.2.9	No Joint Assessment	48
4.2.10	Principal Place of Business	48
4.2.11	ERISA.	49
4.2.12	Intentionally Omitted.	49
ARTICLE V	INSURANCE, CASUALTY AND CONDEMNATION	50
Section 5.1	Insurance.	50
5.1.1	Insurance Policies.	50
5.1.2	Insurance Company	54
Section 5.2	Casualty and Condemnation.	55
5.2.1	Casualty	55
5.2.2	Condemnation	55
5.2.3	Casualty Proceeds	56
Section 5.3	Delivery of Net Proceeds.	56
5.3.1	Minor Casualty or Condemnation	56
5.3.2	Major Casualty or Condemnation.	56
ARTICLE VI	RESERVE FUNDS	60
Section 6.1	Required Repair Fund.	60
6.1.1	Deposit of Required Repair Funds	60
6.1.2	Release of Required Repair Funds	60
Section 6.2	Tax Funds	61

TABLE OF CONTENTS
(Continued)

Page

6.2.1	Deposits of Tax Funds	61
6.2.2	Release of Tax Funds	61
Section 6.3	Insurance Funds.	61
6.3.1	Deposits of Insurance Funds.	61
6.3.2	Release of Insurance Funds	62
Section 6.4	Capital Expenditure Funds	62
6.4.1	Deposits of Capital Expenditure Funds	62
6.4.2	Release of Capital Expenditure Funds.	62
Section 6.5	Rollover Funds.	64
6.5.1	Deposits of Rollover Funds	64
6.5.2	Release of Rollover Funds	64
Section 6.6	Lease Termination Rollover Funds.	65
6.6.1	Deposits of Lease Termination Rollover Funds	65
6.6.2	Release of Lease Termination Rollover Funds.	65
Section 6.7	Intentionally Omitted.	66
Section 6.8	Application of Reserve Funds	66
Section 6.9	Security Interest in Reserve Funds and Interest on Reserve Funds.	67
6.9.1	Grant of Security Interest	67
6.9.2	Interest on Reserve Funds	67
6.9.3	Income Taxes	67
6.9.4	Prohibition Against Further Encumbrance	67
6.9.5	Reserve Fund Indemnification	67
6.9.6	Reserve Fund Fees and Expenses	67
Section 6.10	Sommer/Cain Free Rent Reserve.	68
6.10.1	Deposit of Sommer/Cain Free Rent Reserve Funds	68
6.10.2	Release of Sommer/Cain Free Rent Reserve Funds	68
Section 6.11	Petroleum Club Reserve.	68
6.11.1	Deposit of Petroleum Club Reserve Funds	68
6.11.2	Release of Petroleum Club Reserve Funds.	68
ARTICLE VII	PROPERTY MANAGEMENT	69
Section 7.1	The Management Agreement	69
Section 7.2	Prohibition Against Termination or Modification	69
Section 7.3	Replacement of Manager	70
ARTICLE VIII	PERMITTED TRANSFERS	70
Section 8.1	Permitted Transfer of the Property	70
Section 8.2	Permitted Transfers of Equity Interests	72
Section 8.3	Permitted Mezzanine Loan	73
ARTICLE IX	SALE AND SECURITIZATION OF SECURITY INSTRUMENT	74
Section 9.1	Sale of Security Instrument and Securitization	74
Section 9.2	Securitization Indemnification.	77
Section 9.3	Intentionally omitted.	80
Section 9.4	Mezzanine Option	80

TABLE OF CONTENTS
(Continued)

Page

ARTICLE X DEFAULTS 81
Section 10.1 Event of Default. 81
Section 10.2 Remedies. 83
Section 10.3 Right to Cure Defaults 85
Section 10.4 Remedies Cumulative 85

ARTICLE XI MISCELLANEOUS 85
Section 11.1 Successors and Assigns 85
Section 11.2 Lender's Discretion 85
Section 11.3 Governing Law. 86
Section 11.4 Modification, Waiver in Writing 87
Section 11.5 Delay Not a Waiver 88
Section 11.6 Notices 88
Section 11.7 Trial by Jury 89
Section 11.8 Headings 89
Section 11.9 Severability 89
Section 11.10 Preferences 89
Section 11.11 Waiver of Notice 90
Section 11.12 Remedies of Borrower 90
Section 11.13 Expenses; General Indemnity; Mortgage Tax Indemnity; ERISA Indemnity. 90
Section 11.14 Schedules Incorporated 92
Section 11.15 Offsets, Counterclaims and Defenses 92
Section 11.16 No Joint Venture or Partnership; No Third Party Beneficiaries. 92
Section 11.17 Publicity 92
Section 11.18 Waiver of Marshalling of Assets 92
Section 11.19 Waiver of Offsets/Defenses/Counterclaims 93
Section 11.20 Conflict; Construction of Documents; Reliance 93
Section 11.21 Brokers and Financial Advisors 93
Section 11.22 Exculpation 93
Section 11.23 Prior Agreements 97
Section 11.24 Servicer. 97
Section 11.25 Joint and Several Liability 98
Section 11.26 Creation of Security Interest 98
Section 11.27 Assignments and Participations. 98
Section 11.28 Set-Off 99

SCHEDULES

Schedule I – Rent Roll
Schedule II – Required Repairs
Schedule III – Organizational Chart

-v-

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of May 20, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1585 Broadway, New York, New York 10036, Attention: Mr. Stephen Holmes (together with its successors and assigns, "Lender"), and BRI 1841 ENERGY PLAZA, LLC, a Delaware limited liability company, having an address at 1140 E. Hallandale Beach Blvd., Hallandale Beach, Florida 33009 (together with its permitted successors and permitted assigns, "Borrower").

hereof.

All capitalized terms used herein shall have the respective meanings set forth in Article I

WITNESS

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and m accordance with the conditions and terms of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided:

"Acceptable  Delaware  LLC"  shall  mean  a limited  liability  company  formed  under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole members of  such  limited   liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.

"Accounts" shall mean an Eligible Account and related subaccounts established by Lender or Servicer, on behalf of Lender, in the name of Borrower for the benefit of Lender or Servicer, as applicable, into which all Reserve Funds shall be deposited and maintained.

"Act" shall have the meaning set forth in Section 3.l.24(u).

"Actual Debt  Service  Coverage  Ratio" means as of the last day of the calendar  month immediately preceding the applicable date of determination, the quotient obtained by  dividing

(1) the Adjusted Net Cash Flow by (2) the aggregate actual Debt Service (excluding Reserve

Funds) projected over the twelve (12) month period subsequent to the date of calculation. Lender's calculation of the Actual Debt Service Coverage Ratio shall be conclusive and binding on Borrower absent manifest error.

"Adjusted    Net    Cash    Flow"   means   Underwritten   NOI   less   (a) normalized   tenant improvement and leasing commission expenditures equal to $1.00 per  square foot per  annum, and (b) normalized capital improvements  equal to $0.21 per  square foot per annum.   Lender's calculation  of  Adjusted  Net  Cash Flow  shall  be  conclusive  and binding  on  Borrower  absent manifest error.

"Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is Controlled by or is under common ownership or Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

"Affiliated Manager" shall mean any managing agent of the Property in which Borrower, Guarantor, Sponsor, any SPC Party (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

"Alteration Threshold" shall mean $545,000.00.

"Annual Budget" shall mean the operating and capital budget for the Property setting forth Borrower's good faith estimate of Operating Income, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

"Approved Annual Budget" shall have the meaning set forth in Section 4.1.6(e). "Approved   ID   Provider” shall  mean  each  of  CT  Corporation,   Corporation   Service

Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management

Company and Lord Securities Corporation; provided, that, (A) the foregoing shall only be deemed   Approved   ID   Providers   to   the   extent   acceptable   to   the   Rating   Agencies   and

(B)

Additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent approved in writing by Lender and the Rating Agencies.

"Approved Substitute Lease" means a bonafide, triple net Lease with a third party tenant conforming in all respects with the requirements set forth in this Agreement and providing for minimum base rent at the then applicable market rate on a per rentable square foot or  as otherwise approved by Lender, standard common area maintenance, insurance and tax provisions consistent with the Leases currently in place on the Property and the  standard  form  lease (without any material changes that are adverse to Borrower) which Lender has approved, a minimum primary term of five (5) years unless otherwise reasonably approved by Lender, and being otherwise reasonably acceptable to Lender in all respects. In order to qualify as  an Approved Substitute Lease, each tenant thereunder shall have (i) taken occupancy of the demised premises, opened for business and initiated the payment of normal monthly rental, which payment shall be evidenced by canceled checks or other documentation reasonably acceptable to Lender, and (ii) executed and provided to Lender an estoppel certificate on Lender's standard form and confirming, without limitation, that such tenant is in occupancy, open for business and paying rent, that the leased space is complete and acceptable to tenant, that all tenant allowances or similar  sums have been paid by Borrower,  and that no defaults  are currently existing with respect to such Lease.

"Assignment     of    Management     Agreement"    shall    mean    that    certain    Conditional Assignment of Management Agreement and Subordination of Management Fees dated the date hereof among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Award" shall mean any compensation paid by any Governmental Authority m connection with a Condemnation in respect of all or any part of the Property.

"Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

"Basic Carrying Costs” shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period:  (i) Taxes and (ii) Insurance Premiums.

"Borrower" shall mean BRI 1841 Energy Plaza, LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.

"Borrower Parties" shall mean Borrower, Guarantor, and each of their respective Affiliates that has executed any Loan Document.

"Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located,  or (iii) the state where the servicing offices of the Servicer are located.

"Capital Expenditures" for any period shall mean amounts expended for replacements and alterations to the Property and required to be capitalized according to GAAP.

"Capital Expenditure Funds" shall have the meaning set forth in Section 6.4.1.

"Capital  Expenditures   Work"  shall mean  any labor performed  or materials  installed  in connection with any Capital Expenditure.

"Casualty" shall mean  the occurrence of any casualty, damage or mJ ury, by fire or otherwise, to the Property or any part thereof.

"Casualty Consultant" shall have the meaning set forth in Section 5.3.2(c). "Casualty Retainage" shall have the meaning set forth in Section 5.3.2(d). "Closing Date" shall mean the date of funding the Loan.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

"Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

"Condemnation Payment" shall have the meaning set forth in Section 5.3.1 hereof "Condemnation Net Proceeds" shall have the meaning set forth in the definition of "Net

Proceeds."

"Constituent Member" shall have the meaning set forth in Section 3.1.24(w).

"Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

"CPI" means "The Consumer Price Index (New Series) (Base Period 1982-84=100) (all items for all urban consumers)" issued by the Bureau of Labor Statistics of the United States Department of Labor (the "Bureau"). Ifthe CPI ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the term, components or number of items contained in said index, or if the index is altered, modified, converted or revised in any other way, then the index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the index in effect at the date of this Agreement not been made. Ifat any time during the term of the Loan the CPI shall no longer be published by the Bureau, then any comparable index issued by the Bureau or similar agency of the United States issuing similar indices shall be used in lieu of the CPI.

"DBRS" means DBRS, Inc.

"Debt" shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument, the Environmental Indemnity or any other Loan Document.

"Debt Service" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

"Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

"Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) five percent (5%) above the Interest Rate.

"Defeasance Collateral" shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, the Business Day immediately preceding all Monthly Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Monthly Payment Dates and other scheduled payment dates.

"Defeasance Collateral Account" shall have the meaning set forth in Section 2.5.3. "Defeasance Date" shall have the meaning set forth in Section 2.5. l(a)(i). "Defeasance Event" shall have the meaning set forth in Section 2.5.1(a).  "Disclosure Document" shall have the meaning set forth in Section 9.2(a).

"Eligible Account" shall mean an identifiable account which is separate from all other funds held by the holding institution that is either (a) an account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R.

§9.lO(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

"Eligible Institution" shall mean a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1 by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured  debt obligations of which are rated at least "A" by Fitch and S&P and "A2" by Moody's.

"Embargoed Person" shall have the meaning set forth in Section 3.1.41 hereof. "Environmental  Indemnity" shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender.

"Equipment" shall have the meaning set forth in the granting clause of the Security Instrument.

"Equity Collateral" shall have the meaning set forth in Section 9.4. "ERISA" shall have the meaning set forth in Section 4.2.11.

"Event of Default" shall have the meaning set forth in Section 10.1.

"Exchange Act" shall have the meaning set forth in Section 9.2(a). "Exchange Act Filing" shall have the meaning set forth in Section 9.l (c). "Exculpated Parties" shall have the meaning set forth in Section 11.22. "Extraordinary Expense" shall have the meaning set forth in Section 4.1.6(e).

"Fiscal Year" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

"Fitch" shall mean Fitch, Inc.

"GAAP" shall mean generally accepted accounting principles set forth in the  opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

"Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

"Guarantor" shall mean ARIEL BENTATA, an individual.

"Guaranty" shall mean that certain Guaranty of Recourse Obligations  of Borrower  of even date herewith from Guarantor for the benefit of Lender.

"Improvements" shall have the meaning set forth in the granting clause of the Security Instrument.

"Indebtedness" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

"Indemnified Liabilities" shall have the meaning set forth in Section 11.13(b). "Independent Director" shall have the meaning set forth in Section 3.l .24(v).

"Insurance Funds" shall have the meaning set forth in Section 6.3.1. "Insurance Premiums" shall have the meaning set forth in Section 5.1. l(b). "Interest Rate" shall mean a rate per annum equal to 5.30%.

"Lease" shall mean any lease, sublease or subsublease,  letting,  license,  concession  or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

"Lease Termination Fee" shall have the meaning set forth in Section 6.6.1.

"Lease Termination Rollover Funds" shall have the meaning set forth in Section 6.6.1. "Legal    Requirements"

shall  mean   all   federal,   state,   county,  municipal   and  other

governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

"Lender" shall mean Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, together with its successors and assigns.

"Lender Indemnitees" shall have the meaning set forth in Section 11.13(b).

"Letter of Credit" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof.

"Liabilities" shall have the meaning set forth in Section 9.2(b). "Licenses" shall have the meaning set forth in Section 3.1.18 hereof.

"Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting the Property or any portion thereof or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, material men’s and other similar liens and encumbrances.

"LLC Agreement" shall have the meaning set forth in Section 3.l.24(u) hereof.

"Loan" shall mean the loan in the original principal amount of TEN MILLION NINE HUNDRED  THOUSAND  AND N0/100  DOLLARS  ($10,900,000.00)  made by Lender  to

Borrower pursuant to this Agreement.

"Loan Bifurcation" shall have the meaning set forth in Section 9. l(b)(iv).

"Loan Documents" shall mean, collectively, this Agreement, the Note, the Security Instrument, the Environmental Indemnity, the Guaranty, the Assignment of Management Agreement and any other document pertaining to the Property as well as all other documents now or hereafter executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Losses" shall mean liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel related thereto).

"Major Lease" shall mean (i) any Lease which, individually or when aggregated with all other Leases at the Property with the same Tenant or its Affiliate, either (A) accounts for ten percent (10%) or more of the Property's aggregate Adjusted Net Cash Flow, or (B) demises 17,983 square feet or more of the Property's gross leasable area, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property (which such rights shall be deemed to be exclusive of any rights under any Lease to extend the term thereof or to lease additional space at the Property), or (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) or (ii) above.

"Management Agreement" shall mean the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Property.

"Manager" shall mean BEACON REAL ESTATE SERVICES LLC, a Florida limited liability company, or any other manager approved in accordance with the terms and conditions of the Loan Documents.

"Material Adverse Effect" shall mean a material adverse effect on (i) the Property, (ii) the business, profits, prospects, management, operations or condition (financial or otherwise) of Borrower, Guarantor, Sponsor or the Property, (iii) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, or (iv) the ability of Borrower to perform its obligations under the Security Instrument or the other Loan Documents.

"Material Agreements" means each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Management Agreement and the Leases, as to which either (i) there is an obligation of Borrower to pay more than $50,000.00 per annum; or (ii) the term thereof extends beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind).

"Maturity Date" shall mean June 10, 2021, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

"Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

"Member" shall have the meaning set forth in Section 3.1.24(u). "Mezzanine Borrower" shall have the meaning set forth in Section 9.4. "Mezzanine Option" shall have the meaning set forth in Section 9.4.

"Minimum  Disbursement   Amount"  shall  mean  Twenty-Five  Thousand  and  No/100 Dollars ($25,000).

"Monthly  Debt  Service Payment  Amount" shall mean a constant monthly payment of

$60,528.21.

"Monthly  Payment  Date"  shall mean  the tenth  (10th)  day of every  calendar  month occurring during the term of the Loan.

"Moody's" shall mean Moody's Investors Service, Inc. "Morgan Stanley" shall mean MSMCH and its Affiliates.

"Morgan Stanley Group" shall have the meaning set forth in Section 9.2(b). "MSMCH" shall mean Morgan Stanley Mortgage Capital Holdings LLC.

"Net Proceeds" shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such insurance proceeds, or

(ii)

the net amount of the Award, after deduction of reasonable costs and expenses (including,

(ii)

but not limited to, reasonable attorneys' fees), if any, in collecting such Award ("Condemnation Net Proceeds").

"Net Proceeds Deficiency" shall have the meaning set forth in Section 5.3.2(f). "Note" shall have the meaning set forth in Section 2.1.3.

"Notice" shall have the meaning set forth in Section 11.6. "OFAC" shall have the meaning set forth in Section 3.1.41.

"Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

"Operating Expenses" means all expenses, computed in accordance with generally accepted accounting principles or other sound and prudent accounting principles approved by Lender, of whatever kind and from whatever source, relating to the ownership, operation, repair, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including, without limitation (and without duplication), Taxes, Insurance Premiums, management fees (whether or not actually paid) equal to the greater of the actual management fees and four percent (4%) of annual Operating Income, costs attributable to the ordinary operation, repair and maintenance of the systems for heating, ventilation and air conditioning, advertising expenses, license fees, utilities, payroll and related taxes, computer processing charges, operating equipment or other lease payments as approved by Lender, ground lease payments, bond assessments and other similar costs, in each instance, actually paid for by Borrower. Operating Expenses shall not include Debt Service, capital expenditures, tenant improvement costs, leasing commissions, or other expenses which are paid from escrows required by the Loan Documents, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the loan or insurance or by any third party, federal, state or local income taxes, any non-cash charges such as depreciation and amortization, and any item of expense otherwise includable in Operating Expenses which is paid directly by any Tenant except real estate taxes paid directly to any taxing authority by any tenant. Lender's calculation of Operating Expenses shall be conclusive and binding on Borrower absent manifest error.

"Operating Income" means all revenue derived from the ownership and operation of the Property from whatever source, including, without limitation, rental income reflected in a current rent roll for all Tenants paying rent and in actual physical occupancy of their respective space demised pursuant to Leases which are in full force and effect (whether denominated as basic rent, additional rent, escalation payments, electrical payments or otherwise), common area maintenance, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries, other required pass-throughs, business interruption, rent loss or other similar insurance proceeds and  other miscellaneous income. Operating Income shall not include insurance proceeds (other than proceeds of rent loss, business interruption or other similar insurance allocable to the applicable period), condemnation proceeds (other than condemnation proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Property allocable to the applicable period), proceeds of any financing, proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein, capital contributions or loans to Borrower or an Affiliate of Borrower, any item of income otherwise includable in Operating Income but paid directly by any Tenant to a Person other than Borrower, any other extraordinary, non-recurring revenues, payments paid by or on behalf of any Tenant under a Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to the Bankruptcy Code or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Lease has been affirmed by the trustee in such proceeding or action pursuant to a final, non-appealable order of a court of competent jurisdiction, payments paid by or on behalf of any Tenant under a Lease the demised premises of which are not occupied either by such Tenant or by a sublessee thereof, payments paid by or on behalf of any Tenant under a Lease in whole or partial consideration for the termination of any Lease, sales tax rebates from any Governmental Authority, sales, use and occupancy taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, interest income from any source other than the Reserve Funds required pursuant to this Agreement or the other Loan Documents, unforfeited security deposits, utility and other similar deposits, income from Tenants not paying rent or any disbursements to Borrower from the Reserve Funds. Lender's calculation of Operating Income shall be conclusive and binding on Borrower absent manifest error.

"Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

"Otherwise Rated Insurer" shall have the meaning set forth in Section 5.1.2.

"Participant" shall mean any Person that has purchased a participation in this Loan Agreement pursuant to Section 11.27.

"Patriot Act" shall have the meaning set forth in Section 3.1.42.

"Permitted Encumbrances" shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (iv) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

"Permitted Equipment  Leases" shall mean equipment leases or other similar instruments entered into with respect to the Equipment and/or the Personal Property provided,  that, in each case, such equipment leases or similar instruments (i) are entered into on  commercially reasonable terms and conditions in the ordinary course of Borrower's business,  (ii) relate to Equipment and/or Personal Property which is (A) used in connection with the  operation and maintenance of the Property in the ordinary course of Borrower's  business  and (B) readily replaceable without material interference or interruption to the operation of  the Property, and

(iii)

have annual payments not exceeding $50,000.00 in the aggregate.

"Permitted Mezzanine Loan" shall have the meaning set forth in Section 8.3. "Permitted Prepayment Date" shall have the meaning set forth in Section 2.4.1.

"Permitted Transfer Date" shall have the meaning set forth in Section 8.1.

"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Petroleum Club Settlement Agreement" shall mean that certain Letter Agreement dated May 10, 2011, between San Antonio Petroleum Club, Inc., as tenant, and Cameron Phineas Energy Plaza San Antonio, L.P., as landlord, as amended by that certain Amendment to Letter Agreement dated May 19, 2011.

"Petroleum Club Escrow Agreement" shall mean that certain Petroleum Club Work  and Joint Escrow Agreement dated the date hereof, among Cameron Phineas Energy Plaza  San Antonio, L.P., a Texas limited partnership, as seller, and Borrower, as purchaser, and  Chicago Title Insurance Company, as escrow agent.

"Petroleum   Club  HV AC   Work"  shall  mean  the  installation  of  the  HVAC   system contemplated by the Petroleum Club Settlement Agreement.

"Petroleum Club Obligations" shall mean (i) the obligations of Cameron Phineas Energy Plaza San Antonio, L.P., as landlord, as set forth in the Petroleum Club Settlement Agreement, including without limitation the Petroleum Club HVAC Work, and (ii) the obligations of Cameron Phineas Energy Plaza San Antonio, L.P., as seller, as set forth in the Petroleum Club Escrow Agreement.

"Petroleum Club Reserve Funds" shall have the meaning set forth in Section 6.11.1. "Policies" shall have the meaning specified in Section 5.1.l(b).

"Prepayment Date" shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

"Property" shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Security Instrument, together with all rights pertaining to such property and Improvements, all as more particularly described in the Granting Clauses of the Security Instrument.

"Property Sale" shall have the meaning set forth in Article VIII hereof.

"Qualified Manager" shall mean a reputable and experienced professional management organization approved by Lender.

"Rating Agencies" shall mean each of S&P, Moody's, Fitch, DBRS, Real Point, and any other nationally-recognized statistical rating agency designated by Lender (and any successor to any of the foregoing); provided, that, the foregoing shall only be deemed to be included within the definition of "Rating Agencies" hereunder to the extent that the same have rated (or are reasonably anticipated by Lender to rate) the Securities.

"Real Point" shall mean Real Point LLC, a Pennsylvania limited liability company. "Registration Statement" shall have the meaning set forth in Section 9.2(b).

"Regulation AB" shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

"Related Loan" shall mean a loan made to an Affiliate of Borrower or secured by a Related Property, that is included in a Securitization with the Loan.

"Related Property" shall mean a parcel of real property, together with improvements thereon and personal  property related  thereto, that is "related", within the meaning of the definition of Significant Obligor, to the Property.

"Release Date" shall mean the earlier to occur of (i) the fourth (4th) anniversary of the Closing Date and (ii) the date that is two (2) years from the "startup day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with the last Securitization involving any portion of this Loan.

"REMIC Requirements" shall mean any applicable legal requirements relating to any REMIC Trust (including, without limitation, any constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Loan (or any portion thereof and/or interest therein)).

"REMIC Trust" shall mean a "real estate mortgage  investment conduit"  within the meaning of Section 860D of the Code that holds the Note.

"Relevant Sections" shall have the meaning set forth in Section 9.2(b). "Rent Deficiency" shall have the meaning set forth in Section 6.6.2.

"Rents" shall mean all rents, moneys payable as damages or in lieu of rent, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property.

"Replacement Lease" shall have the meaning set forth in Section 6.6.2. "Required Repair Funds" shall have the meaning set forth in Section 6.1.1. "Required Repairs" shall have the meaning set forth in Section 6.1.1.

"Reserve Funds" shall mean, collectively, Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the Required Repair Funds, the Rollover Funds, the Sommer/Cain Free Rent Reserve Funds, the Petroleum Club Reserve Funds and the Lease Termination Rollover Funds.

"Restoration" shall have the meaning set forth in Section 5.2.1. "Restoration Threshold" shall mean $654,000.00.

"Restricted Party" shall mean Borrower, Guarantor, Sponsor, any SPC Party (if any), any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor, Sponsor, any SPC Party (if any), any Affiliated Manager or any non-member manager.

"Rollover Funds" shall have the meaning set forth in Section 6.5.1.

"S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

"Scheduled   Defeasance    Payments"   shall  mean   scheduled  payments   of  interest   and principal under the Note for all Monthly Payment Dates occurring after the Defeasance Date and up to and including the Maturity Date (including the outstanding principal balance on the Note as of the Maturity Date), and all payments required after the Defeasance Date, if any,  under the Loan Documents for servicing fees and other similar charges.

"Secondary Market Transaction" shall have the meaning set forth in Section 9.l(a).  "Securities" shall have the meaning set forth in Section 9.l(a).

"Securities Act" shall have the meaning set forth in Section 9.2(a). "Securitization" shall have the meaning set forth in Section 9. l(a).

"Security Agreement" shall mean a security agreement in form and substance that would be satisfactory to a prudent lender originating commercial loans for securitization similar to the Loan pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

"Security Instrument" shall mean that certain first priority Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Servicer" shall have the meaning set forth in Section 11.24.

"Servicing Agreement" shall have the meaning set forth in Section 11.24. "Severed Loan Documents" shall have the meaning set forth in Section 10.2(c).

"Short Interest" shall have the meaning set forth in Section 2.4.1 hereof.

"Significant Obligor" shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

"Sommer/Cain    Free    Rent    Reserve    Funds"   shall   have   the   meanmg   set   forth   m Section 6.10.1.

"Sommer/Cain Lease" shall mean that certain Lease dated January 1, 2006 (as amended), between Richard H. Sommer and David Cain, individuals, as tenant,  and State of Wisconsin Investment Board, as landlord, as amended by the First Amendment to Lease dated March 10, 2011 between Richard H. Sommer and David Cain, individuals, as tenant, and Cameron Phineas Energy Plaza San Antonio, L.P., successor in interest to State of Wisconsin Investment Board, as landlord.

"SPC Party" shall have the meaning set forth in Section 3.1.24(t). "Special Member" shall have the meaning set forth in Section 3.1.24(u).

"Sponsor" shall mean ARIEL BENTATA, an individual, and  BEACON INVESTMENT PROPERTIES LLC, a Florida limited liability company.

"State" shall mean the State or Commonwealth in which the Property or any part thereof is located.

"Successor Borrower" shall have the meaning set forth in Section 2.5.4.

"Survey" shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

"Tax Funds" shall have the meaning set forth in Section 6.2.1.

"Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

"Tenant" shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

"Term Sheet" shall mean that certain term sheet between Ariel Bentata and  Morgan Stanley Mortgage Capital Holdings LLC, dated March 31, 2011.

"Termination Space" shall have the meaning set forth in Section 6.6.1.

"Title Insurance Policy" shall mean a TLTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the lien of the Security Instrument.

"TLTA" shall mean Texas Land Title Association, or any successor thereto.

"Treasury Rate" shall mean, as of the Maturity Date, the yield, calculated by Lender by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%) of the yields of non-inflation adjusted noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or another recognized source of financial market information selected by Lender. Lender's determination of the Treasury Rate shall be final absent manifest error.

"Trustee" shall mean any trustee holding the Loan in a Securitization.

"UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State.

"Underwriter Group" shall have the meaning set forth in Section 9.2(b).

"Underwritten NOi" means Underwritten Operating Income less Underwritten  Operating Expenses. Lender's calculation of Underwritten NOi shall be conclusive and binding on Borrower absent manifest error.

"Underwritten Operating Expenses" means projected annualized Operating Expenses based on a trailing twelve (12) month period adjusted upwards (but not downwards) by CPI and anticipated increases in Operating Expenses. Lender's calculation of Underwritten Operating Expenses shall be conclusive and binding on Borrower absent manifest error.

"Underwritten Operating Income" means projected annualized Operating Income based on the most recent rent roll and such other information as is required to be delivered by Borrower pursuant to Section 4.1.6 hereof excluding rent relating to tenants under Leases (pursuant to the most recent rent roll) which is more than thirty (30) days delinquent as reasonably adjusted by Lender to take into account, a vacancy factor equal to the greater of (a) an imputed vacancy rate of 16.6%, (b) market vacancies for the market in which the Property is located, and (c) the actual vacancy rate at the Property. Lender's calculation of Underwritten Operating Income shall be conclusive and binding on Borrower absent manifest error.

"Updated Information" shall have the meaning set forth in Section 9.l(b)(i).

"U.S. Obligations" shall mean (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged and which are not subject to prepayment, call or early redemption, (ii) other non-callable "government securities" as defined in Treasury Regulations Section l.860G-2(a)(8)(i), as amended which (a) will not result in a reduction, downgrade or withdrawal of the ratings for the Certificates or any class thereof issued in connection with a Securitization, (b) are then  outstanding and (c) are then being  generally accepted by the Rating Agencies without any reduction, downgrade or withdrawal of the ratings for the Certificates or any class thereof issued in connection with a Securitization or (iii) other non-callable instruments, which (w) if a Securitization has occurred, will not cause the REMIC Trust formed pursuant to such Securitization to fail to maintain its status as a  "real  estate mortgage investment conduit" within the meaning of Section 860D of the Code, (x) will  not result in a reduction, downgrade or withdrawal of the ratings for the Certificates or any class thereof issued in connection with a Certificate, (y) are then outstanding and (z) are then being generally accepted by the Rating Agencies without any reduction, downgrade or withdrawal of the ratings for the Certificates or any class thereof issued in connection with a Securitization.

"Yield  Maintenance   Premium"  shall mean  an amount  equal to the greater  of:   (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment  Date through the  Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of  interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance  Treasury Rate. As used in this  definition,  the  term  "Discount  Rate"  shall  mean  the  rate  which,  when  compounded monthly,  is  equivalent   to   the   Yield   Maintenance   Treasury    Rate, when compounded semi-annually.  As used  in this definition, the term  "Yield  Maintenance Treasury  Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal   Reserve   Statistical   Release   H.15-Selected Interest  Rates  under  the  heading  U.S. Government  Securities/Treasury    Constant   Maturities   for   the   week   ending   prior   to   the Prepayment  Date, of U.S.  Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly  approximating the Maturity Date.  In the event Release H.15 is no longer published,  Lender  shall  select  a  comparable  publication  to  determine  the  Yield  Maintenance Treasury  Rate.  In  no event, however, shall Lender be  required  to reinvest  any prepayment proceeds in U.S. Treasury obligations or otherwise.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any Loan Document shall be deemed to include references to such documents as the same may hereafter be amended, modified, supplemented, extended, replaced and/or restated from time to  time (and, in the case of any note or other instrument, to  any instrument issued in substitution therefor). Unless otherwise specified, the words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II THE LOAN

Section 2.1

The Loan.

2.1.1

Agreement  to   Lend   and  Borrow.    Subject  to  and  upon  the  terms  and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall  accept the Loan from Lender on the Closing Date.

2.1.2

Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3

The Note.  The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of TEN MILLION NINE HUNDRED THOUSAND AND N0/100 DOLLARS ($10,900,000.00) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the "Note") and shall be repaid in accordance with the terms of this Agreement and the Note.

2.1.4

Use of Proceeds. Borrower shall use proceeds of the Loan to (i) pay and discharge any existing loans relating to the Property, (ii) pay all past due Basic Carrying Costs, if any, in respect of the Property, (iii) deposit the Reserve Funds, (iv) pay costs  and  expenses incurred in connection with the closing of the Loan, as approved by Lender, (v) fund any working capital requirements of the Property, as approved by Lender and (vi) retain the balance, if any.

Section 2.2

Interest Rate.

2.2.1

Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date up to but excluding the Maturity Date at the Interest Rate.

2.2.2

Intentionally  Omitted.

2.2.3

Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest  at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4

Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance. The accrual  period  for calculating interest due on each Monthly Payment Date shall be the tenth (10th) day of the immediately preceding calendar month through and including the ninth (9th) day of the calendar day in which the Monthly Payment Date falls.

2.2.1

2.2.5 Usury Savings. This Agreement and the other Loan  Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3

Loan Payments.

2.3.1

Payment Before Maturity Date. Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through and including:

(a) the ninth (9th) day of the calendar month in which the Closing Date occurs, if the Closing Date occurs during the first through and including the ninth (9th) day of a calendar month, and (b) the ninth (9th) day of the next succeeding calendar month if the Closing Date occurs on the eleventh day through and including the last day of a calendar month (unless the Closing Date is the tenth day of a calendar month, in which case no such separate payment of interest shall be due). Borrower shall make a payment to Lender of principal and interest in the amount of the Monthly Debt Service Payment Amount on the Monthly Payment Date occurring on July 10, 2011, and on each Monthly Payment Date thereafter to and including the Maturity Date. Each payment shall be applied first to accrued and unpaid interest and the balance to principal. The Monthly Debt Service Payment Amount required hereunder is based upon a thirty (30) year amortization schedule.

2.3.2

Intentionally  Omitted.

2.3.3

Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

2.3.4

Late  Payment  Charge.   If any principal, interest or any other sum  due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand  an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum  amount permitted by applicable law in order to defray the expense incurred by Lender in  handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents.

2.3.1

2.3.5

Method and Place of Payment.

(a)

Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b)

Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the preceding Business Day.

(c)

All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4

Prepayments.

2.4.1

Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. On and after March 10, 2021 (the "Permitted Prepayment Date"), Borrower may, provided no Event of Default has occurred, at its option and upon thirty (30) days prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), prepay the Debt in whole on any date without payment of the Yield Maintenance Premium. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date ("Short Interest") and such amounts (i.e., principal and interest prepaid by Borrower) shall be held by Lender as collateral security for the Loan  in  an interest  bearing account at an Eligible Institution, with interest accruing on such amounts to the benefit of Borrower; such amounts prepaid shall be applied to the Loan on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists. Any partial prepayment shall be applied to the last payments of principal due under the Loan.

2.4.2

Mandatory  Prepayments.  On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender does not  make such Net Proceeds available  to Borrower for a Restoration, Borrower shall, at Lender's option, prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds together with the Short Interest.  Additionally,  Borrower shall make the Condemnation Payment as and to the extent required hereunder. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2 or in connection with any Condemnation Payment. Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit  of Borrower, and shall be applied by Lender on the next Monthly Payment Date.

2.4.1

2.4.3

Prepayments   After   Default.    If concurrently  with  or  after  an  Event  of Default,  payment  of all  or  any part  of the  principal  of  the  Loan  is tendered  by Borrower,  a purchaser   at  foreclosure  or  any  other  Person,  such  tender  shall  be  deemed  an  attempt  to circumvent  the  prohibition  against  prepayment  set forth  in  Section 2.4.1  and  Borrower,   such purchaser at foreclosure or  other  Person  shall  pay,  in  addition  to  the  outstanding  principal balance, all accrued and unpaid interest and other amounts payable under the Loan  Documents

(i)

an amount equal to the greater of (x) three percent (3%) of the outstanding principal balance of the Loan to be prepaid or satisfied, and (y) the Yield Maintenance Premium,  and  (ii) Short Interest.

Section 2.5

Defeasance.

2.5.1

Conditions to Defeasance and the Loan Documents.

(a)

Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Release Date and prior to Permitted Prepayment Date to voluntarily defease the entire Loan and obtain a release of all Property from the lien of the Security Instrument and the Loan Documents by providing Lender with the Defeasance Collateral (hereinafter, a "Defeasance Event"), subject to the satisfaction of the following conditions precedent:

(i)

Borrower shall provide Lender not less than thirty  (30) days' notice (or such shorter period of time if permitted by Lender in its sole discretion), but not more than ninety (90) days notice, specifying a date (the "Defeasance Date") on which the Defeasance Event is to occur;

(ii)

Borrower shall pay to Lender (A) all payments of principal and interest due on the Loan to and including the Defeasance Date and (B) all other sums, then due under the Note, this Agreement, the Security Instrument and the other Loan Documents;

(iii)

Borrower shall deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Section 2.5.3 hereof;

(iv)

Borrower shall execute and deliver to Lender a  Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

(v)

Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions  opining,  among  other things, that (A) Lender has a legal and valid perfected first priority  security interest  in  the  Defeasance  Collateral  Account  and  the  Defeasance  Collateral,

(B)

if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of a Defeasance Event pursuant to this Section 2.5, and (C) the Defeasance Event

(B)

will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for  federal income tax purposes;

(vi)

Borrower shall deliver an Officer's Certificate  certifying that the requirements set forth in this Section 2.5 have been satisfied;

(vii)

Borrower shall deliver a certificate of a "big four" or other nationally recognized public accounting firm acceptable to Lender certifying that the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(viii)

Borrower shall deliver such other certificates, opm10ns, documents and instruments as Lender may reasonably request; and

(ix)

Borrower shall pay all reasonable or necessary costs and expenses of Lender incurred in connection with the Defeasance Event, including Lender's reasonable attorneys' fees and expenses and Rating Agency fees and expenses.

(b)

If Borrower has elected to defease the Note and the requirements of this Section 2.5 have been satisfied, the Property shall be released from the lien of the Security Instrument and the Loan Documents and the Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Note and Lender shall execute and deliver to Borrower all instruments necessary to so release the Property. In connection with the release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that contains standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation that a prudent lender originating mortgage loans for securitization similar to the Loan would require to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all reasonable or necessary costs, taxes and expenses associated with the release of the lien of the Security Instrument, including Lender's reasonable attorneys' fees. Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the Security Instrument on the Property.

2.5.2

Intentionally  Omitted.

2.5.3

Defeasance Collateral Account. On or before the date on which Borrower delivers the Defeasance Collateral, Borrower shall open at any Eligible Institution the defeasance collateral account (the "Defeasance  Collateral  Account")  which shall at all times be an Eligible

2.5.1

Account.  The Defeasance Collateral Account shall contain only (i) Defeasance Collateral, and

(ii)

cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Monthly Payment Date and applied first to accrued and unpaid interest and then to principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay the Scheduled Defeasance Payments shall be retained in the Defeasance Collateral  Account as additional collateral for the Loan. Borrower shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral in accordance with this Agreement. The Borrower or Successor Borrower, as applicable, shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

2.5.4

Successor Borrower. In connection with a Defeasance Event under this Section 2.5, Borrower shall transfer and assign all obligations, rights and duties under and to the Note and the Security Agreement, together with the Defeasance Collateral to a newly-created successor entity, which entity shall be a single purpose, bankruptcy remote entity and which entity shall be designated or established by Lender, at Lender's option (the "Successor Borrower"). Lender shall also have the right to purchase on behalf of Borrower, or cause to be purchased on behalf of Borrower, the pledged Defeasance Collateral. Such rights to designate or establishthe Successor Borrower as provided above or to purchase, or cause the purchase of, on behalf of Borrower the pledged Defeasance Collateral as provided above may be exercised by MSMCH in its sole discretion and shall be retained by MSMCH as the original Lender herein (and any successor or assign of MSMCH under a specific assignment of such retained rights separate and apart from a Secondary Market Transaction related to all or any portion of the Loan), notwithstanding any Secondary Market Transaction related to all or any portion of the Loan. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations under the Loan Documents (other than those obligations which by their terms survive a repayment, defeasance or other satisfaction of the Loan and/or a transfer of the Property in connection with Lender's exercise of its remedies under the Loan Documents). Borrower shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. Borrower shall pay all costs and expenses incurred by Lender, including the cost of establishing the Successor Borrower and Lender's attorney's fees and expenses, incurred in connection  therewith.

2.5.1

ARTICLE III REPRESENTATIONS AND WARRANTIES

Section 3.1

Borrower Representations.  Borrower represents and warrants that:

3.1.1

Organization.

(a)

Each of Borrower and each SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification. Borrower has taken all necessary action to authorize  the  execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

(b)

Borrower's exact legal name is correctly set forth in the first paragraph of this Agreement. Borrower is an organization of the type  specified in the first paragraph of this Agreement.  Borrower is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period  of the existence of Borrower) and will continue to be the address of Borrower set forth in the first paragraph of this Agreement (unless Borrower notifies Lender  in writing at least thirty (30)  days prior to  the date of such  change).  Borrower's  organizational identification number  assigned by the state of its incorporation or organization is 4980294. Borrower's federal tax identification number is 80-0723430. Borrower is not subject to back-up withholding taxes.

3.1.2

Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited  by  bankruptcy,  insolvency,  reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.1.3

No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower's organizational documents or any agreement or  instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower,

3.1.1

or result in the creation or imposition of any lien on any of Borrower's assets or property (other than pursuant to the Loan Documents).

3.1.4

Litigation. There is no action, suit, proceeding  or investigation pending or, to Borrower's knowledge, threatened against Borrower, Borrower Parties, or Sponsor in any court or by or before any other Governmental Authority which would materially and adversely affect the ability of Borrower to carry out the transactions contemplated by this Agreement.

3.1.5

Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise except for the Permitted Encumbrances. Borrower is not in default with respect to any order or decree of any court or  any order,  regulation or demand of any  Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would adversely affect its performance hereunder. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

3.1.6

Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

3.1.7

Title. Borrower has good and indefeasible fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create

(i)

a valid, first priority, perfected lien on the Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. There are no mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Property which are or may be liens prior to, or equal or coordinate with, the lien of the Security Instrument. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Instrument and this Loan Agreement, materially and adversely affect the value of the Property, impair the use or operations of the Property or impair Borrower's ability to pay its obligations in a timely manner.

(i)

3.1.8

No Plan Assets.  As of the date hereof and throughout the term of the Loan

(a) Borrower  is not  and  will  not  be  an  "employee  benefit  plan,"  as defined  in Section 3(3)  of BRISA, subject to Title I of BRISA, (b) Borrower is not and will not be a "governmental  plan" within the meaning of Section 3(32) of BRISA, (c) transactions by or with Borrower are not and will not be subject to any state statute regulating  investments  of, or fiduciary  obligations with respect to, governmental plans, and (d) none of the assets of  Borrower  constitutes  or  will constitute  "plan  assets"   of   one   or   more   such  plans   within   the   meaning   of   29 C.F.R. Section 2510.3-101.

3.1.9

Compliance. Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, parking, building, zoning and land use laws, ordinances, regulations, and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. The Property is used exclusively for office use and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits.

3.1.10

Financial Information.  All  financial  data,  including, without  limitation, the statements of cash flow and income and operating expense, that have  been  delivered  to Lender  in  respect  of the  Property  (i) are  true,  complete  and  correct  in  all material  respects,

(ii)

accurately represent the financial condition of the Property as of the date of such reports, and

(iii)

have been prepared in accordance with GAAP (or such other accounting method reasonably approved by Lender) throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward  or  long-term commitments or unrealized or anticipated losses from any  unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

3.1.11

Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation ofroadways providing access to the Property.

3.1.12

Utilities  and  Public  Access.   The Property has rights of access to  public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to  service the Property for its intended uses. The Property has,  or is served  by,  parking  to the  extent required to comply with all Leases and all Legal Requirements.

3.1.1

3.1.13

Separate Lots. The Property is comprised of  one  (1) or  more  parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

3.1.14

Assessments. There are no pending or proposed special  or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.15

Enforceability. The Loan Documents are not subject to any right of resc1ss10n, set off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement  may  be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless  of whether such enforceability is considered in a proceeding in equity or at law)), and Borrower has not asserted any right of rescission, set off, counterclaim or defense with respect thereto.

3.1.16

Intentionally  Omitted.

3.1.17

Insurance. Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  No  claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18

Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Borrower by any Governmental Authority for the legal use, occupancy and operation of the Property in the manner in which the Property  is currently being used, occupied and operated ("Licenses") have been obtained and are in full force and effect.

3.1.19

Flood Zone. Except as may be set forth on the Survey, none of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area, or, if so located the flood insurance required pursuant to Section 5.1.l(a) hereof is in full force and effect with respect to the Property.

3.1.20

Physical Condition. Except as disclosed in Physical Conditions  Report prepared for Lender in anticipation of the closing of the Loan, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm  drainage  systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and  all  structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or  bonding  company  of  any defects or inadequacies in the Property, or any part thereof,  which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.1.1

3.1.21

Boundaries. Except as set forth in the Title Insurance Policy, all of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.

3.1.22

Leases. Borrower represents and warrants to Lender with respect to the Leases that: (a) the rent roll attached hereto as Schedule I is true, complete and correct, the Property is not subject to any Leases other than the Leases described in Schedule I, and no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases; (b) the Leases identified on Schedule I are in full force and effect, there are no defaults thereunder by either party, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder, and no Tenant is subject to an action under any state or federal bankruptcy, insolvency, or similar laws or regulations, (c) the copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto, (d) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, (e) all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant,

(f)

any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant (g) all security deposits are being held in accordance with Legal Requirements, (h) all Tenants at the Property as of the date hereof are in physical occupancy of the premises demised under their Leases, are paying full rent under their Leases and have not exercised any right to "go dark" that they may have under the provisions of their Leases; (i) no Tenant under any Lease (or any sublease) is an Affiliate of Borrower; and G) no Tenant under any Lease has a right or option pursuant to  such Lease or otherwise to purchase all or any part of the leased premises or the Improvements of which the leased premises are a part.

3.1.23

Filing  and  Recording  Taxes.   All transfer taxes,  deed  stamps,  intangible taxes or other amounts in the nature of transfer taxes required to be paid under  applicable Legal Requirements in connection with the transfer of the Property to Borrower have  been paid or are being  paid  simultaneously  herewith.    All mortgage,  mortgage  recording,  stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement  of any of the Loan Documents, including, without  limitation, the Security Instrument, have been  paid or are being paid simultaneously herewith.  All taxes and 'governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount  sufficient to cover  such payments has been established hereunder or are insured against by the title insurance policy to be issued in connection with the Security Instrument.

3.1.24

Single Purpose. Borrower hereby represents and warrants to,  and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

3.1.1

(a)

Borrower does  not own and will not  own any asset or property other than (i) the Property, and (ii) incidental personal  property necessary for the ownership or operation of the Property.

(b)

Borrower has not and will not engage in any business other than the ownership, management and operation of the Property and Borrower has and will conduct and operate its business as presently conducted and operated.

(c)

Borrower has not and will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically  fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(d)

Borrower has not incurred and will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness  described in ffil and .g shall not exceed at any time two percent  (2%) of the outstanding principal amount of the Debt.

(e)

Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

(f)

Borrower has been, is and will remain solvent and Borrower has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, that, in each such case, there exists sufficient cash flow from the Property to do so.

(g)

Borrower has done or caused to be done and will do or cause to be done all things necessary to observe organizational formalities and preserve its existence, and Borrower has not, will not, nor will Borrower permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior consent of Lender in any manner that   (i) violates   the   single  purpose   covenants   set  forth  in  this   Section 3.1.24,  or

(ii) amends, modifies or otherwise changes any provision thereof that (A) by its terms cannot be modified at any time when the Loan is outstanding, (B) by its terms cannot be modified without Lender's consent, or (C) is otherwise prohibited from being amended or modified pursuant to this Agreement or the other Loan Documents.

(h)

Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and

(a)

any constituent party. Borrower's assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower's assets may be  included  in  a  consolidated  financial  statement  of  its  Affiliates  provided  that

(i)

appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on Borrower's own separate balance sheet. Borrower has filed and will file its own tax returns (to the extent Borrower is required to file any such tax returns) and has not and will not file a consolidated federal income tax return with any other Person. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records.

(i)

Borrower has been and will be, and at all times has and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), has and shall correct any known misunderstanding regarding its status as a separate entity, has and shall conduct business in its own name, has not and shall not identify itself or any of its Affiliates as a division or part of the other and has and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

G) Borrower has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided that there exists sufficient cash flow from the Property to do so).

(k)

Neither Borrower nor any constituent party has or will seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

(1)

Borrower has not and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has and will hold all of its assets in its own name.

(m)

Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(n)

Borrower has not and will not guarantee or become obligated for the debts of any other Person and has not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o)

Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all the representations, warranties and covenants in this Section 3.1.24, and (ii) all the organizational documents of the Borrower and any SPC Party.

(p)

Borrower has not permitted, and will not permit any Affiliate or constituent party independent access to its bank accounts.

(m)

(q)

Borrower has paid and shall pay from its own funds its own liabilities and expenses, including all Property-related expenses and the salaries of its own employees (if any) from its own funds and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(r)

Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it, and has paid and shall pay from its own assets all obligations of any kind incurred.

(s)

Without the unanimous written consent of all of its partners or members, as applicable, and the consent of the Independent Director (regardless of whether such Independent Director is engaged at the Borrower or SPC Party level), Borrower has not and shall not: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any state or federal bankruptcy or insolvency laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or

(d)

make an assignment for the benefit of creditors.

(t)

If Borrower is a limited partnership or a limited liability company (other than an Acceptable Delaware LLC), each general partner or managing member (each, an "SPC Party") shall be a corporation (I) whose sole asset is its interest  in Borrower, (II) which has not been and shall not be permitted to engage in any business or activity other than owning an interest in Borrower; (III) which has not been and shall not be permitted to incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (IV) which has and will at all times own at least a 0.5% direct equity ownership interest in Borrower. Each such SPC Party will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 3.1.24 (to the extent applicable) as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or the disassociation of an SPC Party from Borrower, Borrower shall immediately appoint a new SPC Party whose articles of incorporation or organization are substantially similar to those of such SPC Party.

(u)

(i) In the event Borrower or the SPC Party is an Acceptable Delaware LLC, the limited liability company agreement of Borrower or the SPC Party (as applicable) (the "LLC Agreement") shall provide that (i) upon the occurrence of any event that causes the last remaining member of Borrower or the SPC Party (as applicable) ("Member") to cease to be the member of Borrower or the SPC Party (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or the SPC Party (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or the SPC Party (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower or the SPC Party (as applicable) shall, without any action of any other Person and simultaneously with the  Member  ceasing  to  be  the  member  of  Borrower  or the  SPC  Party  (as

(t)

applicable) automatically be admitted to Borrower or the  SPC  Party  (as applicable) as a member with a 0% economic interest ("Special Member") and shall continue Borrower or the SPC Party (as applicable) without dissolution and

(ii)

Special Member may not resign from Borrower or the SPC Party (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or the SPC Party (as applicable) as a Special Member in accordance with requirements of Delaware or Maryland law (as applicable) and (B) after giving effect to such resignation or transfer, there remains at least one (1) Independent Director of the SPC Party or Borrower (as applicable) in accordance with  Section 3.1.24(v)  below.  The  LLC  Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or the SPC Party (as applicable) upon the admission to Borrower  or  the  SPC  Party  (as  applicable)  of  the  first  substitute  member,

(ii)

Special Member shall be a member of Borrower or the SPC Party (as applicable) that has no interest in the profits, losses and capital of Borrower or the SPC Party (as applicable) and has no right to receive any distributions of the assets of Borrower or the SPC Party (as applicable), (iii) pursuant to the applicable provisions of the limited liability company act of the State of Delaware or Maryland (as applicable, the "Act"), Special Member shall not be required to make any capital contributions to Borrower or the SPC Party (as applicable) and shall not receive a limited liability company interest in Borrower or the SPC Party (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or the SPC Party (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to  any action by, or matter relating to, Borrower or the SPC Party (as applicable) including, without limitation, the merger, consolidation or  conversion  of Borrower or the SPC Party (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower  or the SPC Party (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower or the SPC Party (as applicable) as Special Member, Special Member  shall not be a member of Borrower or the SPC Party (as applicable), but Special Member may serve as an Independent Director of Borrower or the SPC Party (as applicable).

(ii) The LLC Agreement shall further provide that (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower or the SPC Party (as applicable) to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or the SPC Party (as applicable) agree in writing (A) to continue Borrower or the SPC Party (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or the SPC Party (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in

Borrower or the SPC Party (as applicable), (ii) any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower or the SPC Party (as applicable) and upon the occurrence of such an event, the business of Borrower or the SPC Party (as applicable) shall continue without dissolution and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or the SPC Party (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or the SPC Party (as applicable).

(v)

The organizational documents of Borrower (to the extent Borrower is a corporation or an Acceptable Delaware LLC) or the SPC Party, as applicable, shall provide that at all times there shall be at least one duly appointed independent director of such entity (an "Independent Director") who shall (I) not have been at the time of each such individual's initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, either (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director), partner, member or employee of, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates, (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person, (II) be employed by, in good standing with and engaged by Borrower in connection with, in each case, an Approved ID Provider, and (III) has had at least three (3) years prior experience as an Independent Director employed and in good standing with an Approved ID Provider.

(w)

The organizational documents of Borrower shall further provide that (I) the board of directors or managers of Borrower and the constituent members of such entities (the "Constituent Members") shall not take any action which, under the terms of any organizational documents of Borrower, requires (1) the unanimous vote of the board of directors or managers of Borrower or (2) the Constituent Members, unless at the time of such action there shall be at least one (1) Independent Director engaged as provided by the terms hereof; (II) any resignation, removal or replacement of the Independent Director shall not be effective without two (2) Business Days prior written notice to Lender and the Rating Agencies accompanied by evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents; (III) to the fullest extent permitted  by  applicable law, including Section 18-llOl(c) of the  Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Director shall consider only the interests of the Constituent Members and Borrower (including Borrower's respective creditors) in acting  or  otherwise  voting  on  the  matters  provided   for  herein  and  in  Borrower's

(v)

organizational documents (which such fiduciary duties to the Constituent Members and Borrower (including Borrower's respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower exclusive of

(x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other affiliates of the Constituent Members, Borrower and

(z) the interests of any group of affiliates of which the Constituent Members, Borrower is a part)); (IV) other than as provided in subsection (III) above, the Independent Director shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.

(x)   Not later than ninety (90) days after and as of the end of each fiscal year and at any other time upon request from Lender, Borrower shall provide an Officer's Certificate certifying as to Borrower's continued compliance with the terms of  this Section 3.1.24 and the terms of Article VI. Additionally, Borrower shall provide Lender with such other evidence of Borrower's compliance with this Section 3.1.24, and  the terms of Article VI as Lender may reasonably request from time to time.

3.1.25

Tax Filings. To the extent required, Borrower has timely filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.1.26

Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against  Borrower  or  any  Constituent  Member  of  Borrower,  and  neither  Borrower  nor  any

3.1.1

Constituent  Member  of Borrower  has  ever made  an assignment  for the benefit  of creditors  or taken advantage of any insolvency act for the benefit of debtors.

3.1.27

Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.28

Organizational Chart. The organizational chart attached as Schedule III hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

3.1.29

Bank Holding Company. Borrower is not a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.30

Investment Company Act.  Borrower is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within  the  meaning  of  the  Public  Utility  Holding  Company  Act  of  1935,  as  amended;  or

(3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.31

No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower does not have any knowledge of any Person contemplating the filing of any such petition against it.

3.1.32

Full    and    Accurate    Disclosure.      No   information   contained   in   this Agreement,  the other  Loan  Documents,  or any written  statement furnished by  or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading  in light  of  the  circumstances  under  which  they  were  made.    There  is no  fact  or circumstance presently  known to Borrower  which has not been disclosed to  Lender and which materially adversely affects, or is reasonably likely to materially adversely  affect, the Property, Borrower or its business, operations or condition (financial or otherwise).

3.1.33

Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(£)(3) of the Code.

3.1.34

No   Change   in   Facts   or   Circumstances:   Disclosure.     To  the  best   of Borrower's  knowledge,  there  has  been  no  material  adverse  change  in  any  condition,   fact, circumstance or event that would make the financial statements, rent rolls, reports,  certificates or other documents  submitted  in  connection  with  the  Loan  inaccurate,  incomplete  or  otherwise

3.1.1

misleading in any material respect or that otherwise materially and adversely affects the business operations or the financial condition of Borrower or the Property.

3.1.35

Management Agreement. The Management Agreement is in full force and effect and, to the best of  Borrower's knowledge, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Management Agreement was entered into on commercially reasonable terms.

Lender that:

3.1.36

Perfection  of  Accounts.

Borrower  hereby  represents  and  warrants  to

3.1.1

(a)

This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Accounts in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the  Loan  Documents  and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Accounts;

(b)

The Accounts constitute "deposit  accounts"  or  "securities accounts" within the meaning of the Uniform Commercial Code.

3.1.37

Intentionally Omitted.

3.1.38

Material Agreements. With respect  to  each  Material  Agreement, Borrower hereby represents that (a) each Material Agreement is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) there are no defaults under any Material Agreement by any party thereto and, to borrower's knowledge, no event has occurred which, but for the passage  of time, the giving of notice, or both, would constitute a default under any Material Agreement, (c) all payments and other sums due and payable under the Material Agreements have been paid in full, (d) no party to any Material Agreement has commenced any action or  given or received any notice for the purpose of terminating any Material Agreement, and (e) the representations made in any estoppel or similar document delivered with respect to any Material Agreement in connection with the Loan are true, complete and correct and are hereby incorporated by reference as if fully set forth herein.

3.1.39

Illegal Activity/Forfeiture.

(a)

No portion of the Property has been  or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrower's knowledge, there are no  illegal activities or activities relating to controlled substances at the Property.

(b)

There has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the

(a)

right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under this Agreement, the Note, the Security Instrument, or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

3.1.40

Guarantor  and  Sponsor Representations.   Borrower hereby  represents  and warrants that, as of the date  hereof  and  continuing  thereafter  for  the term  of the  Loan,  the representations and warranties set forth in Subsections 3.1.1 through 3.1.6, 3.1.8, 3.1.10,  3.1.15, 3.1.25, 3.1.26,  3.1.28, 3.1.31 through 3.1.34, 3.l.39(b), 3.1.41, and 3.1.42 are true and  correct with respect to Guarantor and Sponsor, as the same are applicable to such party.   Wherever the term "Borrower" is used in each of the  foregoing  Subsections  it  shall  be   deemed  to  be "Guarantor" and "Sponsor," with respect to each such party.

3.1.41

Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Sponsor or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury and the Specially Designated Nationals List maintained  by OFAC) with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or  indirectly), is prohibited by Legal Requirements or the Loan made by Lender is in violation  of Legal Requirements ("Embargoed Person"); (b) unless expressly waived in writing by Lender, no Embargoed Person  has  any interest of any nature whatsoever in Borrower, Sponsor or Guarantor, as applicable, with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Legal Requirements or the Loan is in violation of Legal Requirements; and (c) to the best knowledge of the Borrower, none of the funds of Borrower, Sponsor or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Legal Requirements or the Loan is in violation of  Legal Requirements. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower, Sponsor or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is designated as an Embargoed Person, Borrower shall immediately notify Lender in writing. At Lender's option, it shall be an Event of Default hereunder if Borrower, Guarantor, Sponsor or any other party to the Loan is designated as an Embargoed Person.

3.1.42

Patriot Act.

(a)

All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act (collectively referred to in this  Section only as the "Patriot  Act") are incorporated  into

(a)

this Section. Borrower hereby represents and warrants that Borrower, Sponsor and Guarantor and each and every Person affiliated with Borrower, Sponsor and/or Guarantor or that to Borrower's knowledge has an economic interest in Borrower, or, to Borrower's knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in the Property or will participate, in any manner whatsoever, in the Loan, is: (i) in full compliance with all applicable requirements of the Patriot Act and any regulations issued thereunder; (ii) operated under policies, procedures and practices, if applicable, that are in compliance with the Patriot Act and available to Lender for their review and inspection during normal business hours and upon reasonable prior notice;

(iii) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (iv) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (v) not owned or controlled by or now acting and or will in the future act for or on behalf of any person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower, Sponsor or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. At Lenders' option, it shall be an Event of Default hereunder if Borrower, Guarantor, Sponsor or any other party to the Loan is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

(b)  The Patriot Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution. Consequently, Lender may from time-to time request, and the Borrower shall provide to Lender, the Borrower's name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An "account" for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

Section 3.2   Survival of Representations.  The representations and warranties set forth in Section 3.1 shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

ARTICLE IV BORROWER  COVENANTS

Section 4.1

with Lender that:

Borrower Affirmative  Covenants.   Borrower hereby covenants and agrees

4.1.1

Existence;  Compliance  with Legal  Requirements.   Borrower  , Guarantor, and Sponsor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits, trade names, and franchises,  and comply with all Legal Requirements applicable to it and the Property. Borrower, Guarantor, and Sponsor shall continue to comply with Legal Requirements relating to OFAC, Embargoed  Persons and the Patriot Act; including without limitation, the provisions of Sections 3.1.41 and 3.1.42, throughout the term of the Loan.

4.1.2

Taxes   and   Other   Charges.     Borrower   shall  pay  all  Taxes  and  Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however,  Borrower's  obligation  to  directly pay Taxes shall be suspended for so long as Borrower complies with the terms and  provisions  of Section 6.2 hereof  Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent; provided,  however, that Borrower is not required to furnish such receipts  for payment  of Taxes in the  event that  such Taxes have been paid  by Lender pursuant  to  Section 6.2 hereof.   Borrower  shall not permit or suffer and shall promptly discharge any lien or charge against the Property,  and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property  nor  any  part  thereof  or  interest  therein  will  be  in danger of being  sold,  forfeited, terminated,  canceled or lost; (iv) Borrower  shall promptly  upon final determination thereof pay the amount of any such Taxes or Other  Charges, together  with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; and (vi) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent  (125%)  of the  contested  amount,  to  insure  the payment  of any  such Taxes  or  Other Charges, together with all interest and penalties  thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

4.1.3

Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against the Property,  Borrower,  any  SPC Party, Sponsor, or any Guarantor which might materially adversely affect the Property or Borrower's, such SPC Party's, such Sponsor's or such Guarantor's condition (financial or otherwise) or business (including any Borrower Party's ability to perform its obligations hereunder or under the other Loan Documents).

4.1.1

4.1.4

Access   to   Property.    Borrower  shall  permit  agents,  representatives  and employees of Lender  to  inspect  the  Property  or  any  part  thereof  at  reasonable  hours  upon reasonable advance notice.

4.1.5

Further     Assurances;     Supplemental     Security     Instrument     Affidavits. Borrower shall, at Borrower's sole cost and expense:

(a)

execute and deliver to Lender such documents, instruments, certificates, assignments  and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or  protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(b)

do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

4.1.6

Financial Reporting.

(a)

Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP (or such other accounting method reasonably approved by Lender), reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

(b)

Borrower shall furnish Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of Borrower's annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender prepared in accordance with GAAP (or such other accounting method reasonably approved by Lender), covering the Property, including statements of income and expense and cash flow for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth Adjusted Net Cash Flow and the components thereof.  Borrower's annual financial statements shall be accompanied by a certificate executed by the chief financial officer of Borrower stating that such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property. Together with Borrower's annual financial statements, Borrower shall furnish to Lender (i) an Officer's Certificate certifying as of the date thereof whether to the best of Borrower's knowledge there exists  an  event  or circumstance which constitutes a Default or Event of Default by  Borrower  under  the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, (ii) an annual summary  of any and all Capital Expenditures made at the Property during the prior  twelve  (12)  month  period,   (iii) a  calculation  reflecting   Actual  Debt   Service

(a)

Coverage Ratio for the prior twelve (12) month period, and (iv) the Officer's Certificate described in Section 3. l.24(x).

(c)

Borrower will furnish Lender on or before  the  forty-fifth  (45th) day after the end of each fiscal quarter (based on Borrower's Fiscal Year), the following items:

(i)

a current balance sheet of Borrower and quarterly and year to date statements of income and expense and cash flow prepared for such quarter with respect to the Property, and for the corresponding quarter of the previous year, and a statement of revenues and expenses for the year to date, and a statement of Adjusted Net Cash Flow for such quarter.

(ii)

an Officer's Certificate from the chief financial officer of Borrower, certifying to the best of the signer's knowledge: (A) that such statements referred  to in (i) above are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP (or such other accounting method reasonably approved by  Lender) as applicable, (B) that as of the date of such Officer's Certificate, no Default exists under this Agreement or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default, and (C) a calculation reflecting the Actual Debt Service Coverage Ratio for the prior twelve (12) month period;

(iii)

a current rent roll for the Property; and

(iv)

a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year to date for the Property, together with a detailed explanation  of any variances of more than five percent (5%) between budgeted and actual amounts for such period and year to date.

(d)

Until the date on which the Loan is included  as part of a Securitization, Borrower will furnish Lender on or before the thirty-fifth (35th) day after the end of each calendar month, the following items:

(i)

a current balance sheet of Borrower and monthly and year- to-date statements of income and expense and cash flow prepared for such month with respect to the Property, and for the corresponding month of the  previous year, and a statement of revenues and expenses for the year-to-date, and a statement of Adjusted Net Cash Flow for such month;

(ii)

an Officer's Certificate from the chief financial officer of Borrower, certifying to the best of the signer's knowledge: (A) that such statements referred to in (i) above are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP as applicable; and (B) that as of the date of such Officer's Certificate, no Default exists under this Agreement or any other

(i)

Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default; and

(iii)

current rent roll for the Property.

(e)

Borrower shall submit the Annual Budget to Lender not later than thirty (30) days prior to the commencement of each Fiscal Year. Lender shall have the right to approve each Annual Budget. Annual Budgets approved by Lender shall hereinafter be referred to as an "Approved Annual Budget." In the event that Borrower incurs an extraordinary operating expense or extraordinary capital expenditure not set forth in the  Annual Budget (each, an "Extraordinary Expense"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval.

(f)

Borrower shall furnish to Lender any notice received from a Tenant threatening non-payment of Rent or other default, alleging or acknowledging a default by landlord, requesting a termination of a Lease or a material modification of any Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such Tenant's Lease, or any other similar material correspondence received by Borrower from Tenants during the subject fiscal quarter;

(g)

Borrower shall deliver to Lender, within ten (10) Business Days of the receipt thereof by Borrower, a copy of all reports prepared by Manager pursuant to the Management Agreement, including, without limitation, any inspection reports.

(h)

Borrower shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by  Lender, including, without limitation, a comparison of the budgeted income and expenses and the actual income and expenses for a quarter and year to date for the Property, together with a detailed explanation of any variances of more than the greater of five percent (5%) or $25,000.00 between budgeted and actual amounts for such period and year to date; and

(i)

Borrower acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 4.1.6 (each, a "Required Financial Item" and collectively, the "Required Financial Items"). In the event Borrower fails to deliver to Lender any of the Required Financial Items within the time frame specified herein (each such event, a "Reporting Failure"), in addition to constituting a default hereunder and without limiting Lender's other rights  and remedies with respect to the occurrence of such a default, Borrower shall pay to Lender the sum of $1,000.00 per occurrence for each  Reporting Failure. It shall constitute a further Event of Default hereunder if any such payment is not received by Lender within thirty (30) days of the date on which such payment is due, and Lender shall be entitled to the exercise of all of its rights and remedies provided hereunder.

(a)

4.1.7

Title to the Property. Borrower will warrant and defend the validity and priority of the Lien of the Security Instrument on the Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

4.1.8

Estoppel Statement.

(a)

After request by Lender, Borrower shall within five (5) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(b)

After request by Borrower, provided no Event of Default exists, Lender shall within ten (10) Business Days furnish Borrower with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid and (iv) whether or not Lender has sent any notice of default under the Loan Documents which remains uncured in the opinion of Lender.

(c)

Borrower shall deliver to Lender, upon written request, an estoppel certificate from each party under each Material Agreement and each Tenant under any Lease (provided that Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide  an estoppel certificate under its Lease); provided that such certificate may be in the form required under such Material Agreement or Lease; provided, further, that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year (other than in connection with an Event of Default or a Securitization).

4.1.9

Leases.

(a)

All Leases and all renewals of Leases executed after the  date hereof shall (i) provide for rental rates comparable to existing local market rates  for similar properties, (ii) be on commercially reasonable terms, (iii) provide that such Lease is subordinate to the Security Instrument and that the lessee will attom to Lender and any purchaser at a foreclosure sale,. (iv) not contain any terms which would materially adversely affect Lender's rights under the Loan Documents, (v) be written substantially in accordance with the standard form of Lease which shall have been approved by Lender (subject to any commercially-reasonable changes made in the course of negotiations with the applicable Tenant), (vi) not be to an Affiliate of Borrower or any Borrower Party, and

(vii) not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property. All Major Leases and all renewals, amendments and modifications thereof executed after the date hereof shall be subject to Lender's prior approval, which approval shall not be unreasonably withheld or delayed.

(b)

Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; provided, however, Borrower shall not terminate or accept a surrender of a Major Lease without Lender's prior approval except in accordance with the terms set forth in said Major Lease;

(iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change any Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the lessee or increase the obligations of lessor; (vi) shall hold all security deposits under all Leases in accordance with Legal Requirements; and (vii) shall not permit or consent to any assignment or sublease of any Major Lease without Lender's prior written approval (other than assignments or subleases expressly permitted under any Major Lease pursuant to a unilateral right of the Tenant thereunder not requiring the consent of Borrower). Upon request, Borrower shall furnish Lender with executed copies of all Leases.

(c)

Borrower agrees to promptly furnish to Lender all material written correspondence received from Tenants (including notices of default) concerning existing Leases, and notwithstanding anything contained herein to the contrary, Borrower shall not willfully withhold from Lender any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental  reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan. Borrower further agrees to provide Lender with written notice of a Tenant "going dark" under such Tenant's Lease within five (5) Business Days after such Tenant "goes dark" and Borrower's failure to provide such notice shall constitute an Event of Default.

(d)

Borrower shall notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower's receipt of any Lease Termination Fee paid by any Tenant under any Lease, and Borrower further covenants and agrees that Borrower shall deposit such Lease Termination Fee with Lender in accordance with Section 6.6 hereof.

(e)

Notwithstanding anything to the contrary contained herein, to the extent Lender's prior approval is required for any leasing matters set forth  in this Section 4.1.9, Lender shall have five (5) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language:  "LENDER'S RESPONSE IS REQUIRED WITHIN FIVE

(5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY". In the event that Lender fails to respond to the leasing matter in question within such time, Lender's approval shall be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender, including,

without   limitation,   lease  comparables  and  other  market  information  as  reasonably required by Lender.

4.1.10

Alterations. Lender's prior approval shall be required in connection with any alterations to any Improvements (except tenant improvements under any Lease approved by Lender), (a) that may have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement)  is reasonably anticipated to exceed the Alteration Threshold, or (c) that are structural in nature, which approval may be granted or withheld in Lender's sole discretion. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security  for Borrower's  obligations under the Loan Documents  any of the following:   (i) cash,

(ii) Letters of Credit, (iii) U.S. Obligations, (iv) other securities acceptable to Lender, or (v) a completion bond acceptable to Lender. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such  alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold.

4.1.11

Intentionally Omitted.

4.1.12

Material Agreements. Borrower shall  (i) promptly  perform  and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Material Agreements and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Material Agreements of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Material Agreements; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Material Agreements in a commercially reasonable manner;  (v) cause the Property to be operated, in all material respects, in accordance with the Material Agreements; and (vi) not, without the prior written consent of Lender, (A) enter into any new Material Agreement or execute modifications to any existing Material Agreements, (B) surrender, terminate or cancel the Material Agreements,

(C)

reduce or consent to the reduction of the term of the Material Agreements, (D) increase or consent  to  the   increase  of  the  amount   of  any   charges  under   the  Material   Agreements,

(E) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Material Agreements in any material respect or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Material Agreements

4.1.13

Performance  by  Borrower.   Borrower  shall  in a timely  manner  observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan  Document  executed  and delivered by Borrower without the prior consent of Lender.

4.1.14

Costs   of   Enforcement/Remedying    Defaults.     In  the  event  (a) that  the Security Instrument is foreclosed in whole or in part or the Note or any other Loan Document is

4.1.1

put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any Lien or mortgage prior to or subsequent to the Security Instrument, (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or Guarantor or an assignment by Borrower or Guarantor for the benefit of its creditors, or (d) Lender shall remedy or attempt to remedy any Event  of Default hereunder, Borrower shall be chargeable with and agrees to pay all costs incurred by Lender as a result thereof,  including costs of collection and defense (including reasonable attorneys', experts', consultants'  and witnesses' fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable on  written  demand, together with interest thereon from the date incurred by Lender at the Default Rate, and together with all required service or use taxes.

4.1.15

Business   and   Operations.     Borrower   will   continue  to   engage   in  the businesses currently conducted by it as and to the extent the same are necessary for the ownership and  leasing  of the  Property.    Borrower  will  qualify  to  do business  and  will  remain in  good standing under the laws of each jurisdiction as and to the extent the same are  required for the ownership and leasing of the Property. Borrower shall at all times cause the  Property  to  be maintained as an office complex.

4.1.16

Loan Fees. Borrower shall pay all fees and costs (including, without limitation, all origination and commitment fees) required of Borrower pursuant to the terms of the Term Sheet.

4.1.17

Intentionally Omitted.

4.1.18

Intentionally  Omitted.

4.1.19

Maintenance    of   Property.     Borrower   shall   cause  the  Property  to  be maintained in good and safe working order and repair, reasonable wear and tear excepted, and in keeping  with  the  condition  and  repair  of properties  of  a similar  use,  value,  age,  nature  and construction.  Borrower  shall  not  use,  maintain  or  operate  the  Property  in  any  manner  that constitutes a public or private nuisance or that makes void, voidable, or cancelable, or increases the premium  of, any insurance then in force with respect thereto.   Borrower  shall  from time to time  make,  or  cause  to  be  made,  all  reasonably  necessary  and  desirable  repairs,  renewals, replacements,  betterments  and  improvements  to  the  Property.    Borrower  shall not make any change in the use of the Property that would materially increase the risk of fire or other hazard arising out of the operation of the Property, or do or permit to be done thereon anything that may in any way impair the value of the Property  in any material respect  or the Lien of the Security Instrument. Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

4.1.20

Petroleum   Club  Obligations.    Borrower  shall  cause the  Petroleum  Club Obligations to be performed in accordance with the Petroleum Club Settlement Agreement  and the Petroleum Club Escrow Agreement, as applicable. Borrower shall cause the Petroleum  Club HVAC Work to be completed on or before 90 days after the Closing Date.

4.1.1

Section 4.2

Borrower  Negative  Covenants.

Borrower  covenants and agrees with Lender that:

4.2.1

Due on Sale and Encumbrance; Transfers oflnterests.

(a)

Without the prior written consent of Lender, neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer any interest, direct or indirect, in a Restricted Party, the Property or any part thereof, whether voluntarily or involuntarily, in violation of the covenants and conditions set forth in the Security Instrument and this Agreement (collectively, "Prohibited Transfer").

(b)

A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; and (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 7.3.

(c)

Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of a transfer fee of 1% of outstanding principal balance of the Loan and all of Lender's expenses incurred in connection with such Prohibited Transfer, (c) the proposed transferee's continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Sections 3.1.34 and 4.2.11, (d) the ability of the transferee to satisfy Lender's then current underwriting standards, and/or (e) such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security  or  any  increased  risk  of  default  hereunder  in  order  to  declare  the  Debt

(a)

immediately due and payable upon a Prohibited Transfer without Lender's consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

4.2.2

Intentionally  Omitted.

4.2.3

Dissolution.  Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan  Documents,  or  (iv) cause, permit or suffer any SPC Party to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such SPC Party would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the  certificate of incorporation or bylaws of such SPC Party, in each case without obtaining the prior consent of Lender.

4.2.4

Change  in  Business.   Borrower  shall not  enter into any line of  business other than the ownership and operation of the Property.

4.2.5

Debt Cancellation. Borrower shall not cancel or otherwise  forgive  or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

4.2.6

Distributions. Borrower  agrees that there shall be no distributions to any of its direct or indirect owners (legal or beneficial) until Borrower satisfies all of its then current due and payable obligations hereunder and under the other Loan Documents, including without limitation, Borrower's obligation to pay Debt Service, deposits in to Reserve Funds, maintenance costs, and Operating Expenses.

4.2.7

Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

4.2.8

Intentionally  Omitted.

4.2.9

No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

4.2.10

Principal   Place  of  Business.   Borrower  shall not  (i) change its  principal place of business or name from the address and name set forth in the introductory  paragraph hereof without, in each instance, (A) without first giving Lender thirty (30) days' prior notice and

(B) taking all action required by Lender for the purpose of perfecting or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents or

(ii) change its organizational structure without (A) obtaining the prior written consent of Lender and (B) taking all action required by Lender for the purpose of perfecting or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents. At the request of Lender, Borrower shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Borrower intends to operate the Properties, and representing and warranting that Borrower does business under no other trade name with respect to the Properties.

4.2.11

ERISA.

(a)

Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(b)

Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not an "employee benefit plan" as  defined  in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (C) one or more of the following circumstances is true:

(i)

Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)

Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by "benefit plan investors" within the meaning of 29 C.F.R. §2510.3-101(£)(2), as modified by ERISA Section 3(42), disregarding the value of any equity interests in Borrower held by (I) a person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of Borrower, (II) any person who provides investment advice for a fee (direct or indirect) with respect to the assets of Borrower, or (III) any affiliate of a person described in the immediately preceding clause (I) or @;

(iii)

Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. §2510.3-lOl(c) or (e); or

(iv)

The assets of Borrower are not otherwise "plan assets" of one or more "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, within the meaning of 29 C.F.R. §2510.3-101.

4.2.12

Intentionally Omitted.

4.2.2

ARTICLE V

INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1

Insurance.

5.1.1

Insurance Policies.

(a)

Borrower  shall  obtain  and maintain,  or cause to  be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i)

comprehensive all risk insurance on the Improvements and the personal property at the Property, including contingent liability  from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements,  in each case (A) in an amount equal to one hundred percent  (100%)  of  the  "Full   Replacement   Cost,"  which  for  purposes  of  this Agreement  shall  mean   actual   replacement   value   (exclusive   of   costs   of excavations,  foundations,  underground  utilities  and  footings)  with  a waiver  of depreciation;  (B) containing  an agreed amount endorsement with respect  to  the Improvements and  personal  property  at the  Property  waiving  all  co-insurance provisions; (C) providing for no deductible in excess of Ten  Thousand and No/100 Dollars ($10,000.00) for all such insurance  coverage   (other than a deductible of $25,000.00 per occurrence for wind damage); and (D) containing an "Ordinance  or  Law  Coverage"   or  "Enforcement"  endorsement   if any of the Improvements or the use of the Property  shall  at  any  time  constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally  designated  "special  flood  hazard  area,"  flood  hazard insurance in an amount equal to the lesser of (1) the outstanding principal  balance of the Note or

(2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and .(Y hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

(ii)

commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property,  such insurance (A) to be on the so-called "occurrence" form with a combined limit, excluding umbrella coverage, of not less than Two Million and No/100  Dollars  ($2,000,000)  and  a per  occurrence  limit  of  no  less  than

$1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection   inadequate;   and   (C) to   cover   at   least   the   following   hazards:

(1) premises and operations; (2) products and completed operations on an "if any"

basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Security Instrument to the extent the same is available;

(iii)

business income insurance (A) with loss payable to Lender;

(B) covering all risks required to be covered  by the insurance provided for in subsection (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that  the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Property for a period from the date of loss to a date (assuming total destruction) which is twenty-four (24) months from the date that the Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding twenty-four (24) month period. All proceeds payable to  Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the  obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)

at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-msurance prov1s10ns;

(v)

workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000) for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(i)

(vi)

comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required  under subsection (i) above;

(vii)

umbrella liability insurance in addition to primary coverage in an amount not less than Five Million and No/100 Dollars ($5,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below;

(viii)

motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000);

(ix)

so-called "dramshop" insurance or other liability insurance required in connection with the sale of alcoholic beverages;

(x)

insurance against employee dishonesty in an amount  not less than one (1) month of gross revenue from the Property and with a deductible not greater than Ten Thousand and No/100 Dollars ($10,000);

(xi)

if "acts of terrorism" or other similar acts or events or "fire following" are hereafter excluded from Borrower's comprehensive all risk insurance policy or policies required under Sections 5.1.l(a)(i) and 5.1.l(a)(iii) above, Borrower shall obtain an endorsement to such policy or policies, or a separate policy from an insurance provider which maintains at least an investment grade rating from S&P (that is, "BBB-") and, if they are rating the Securities and if they rate the insurer from Fitch (that is, "BBB-") and from Moody's (that is, "Baa3"), insuring against all such excluded acts or events and "fire following", to the extent such policy or endorsement is available, in an amount determined by Lender in its sole discretion (but in no event more than an amount equal to the sum of 100% of the  "Full Replacement Cost" and twelve (12) months business interruption insurance); provided, such endorsement or policy shall be in form and substance reasonably satisfactory to Lender.  Notwithstanding  the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization  Act of 2007 ("TRIPRA") is in effect (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections as TRIPRA), Lender shall accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program) as full compliance with this Section 5.1.l(a)(xi) as it relates to the risks that are required to be covered hereunder but only in the event that TRIPRA  (or such other program) continues to cover both domestic and foreign acts of terrorism; and

(i)

(xii)

upon sixty (60) days' notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located  in  or around the region in which the Property is located.

(b)

All insurance provided for in Section 5.1.l(a) shall be  obtained under valid and enforceable policies (collectively, the "Policies" or, in the singular, the "Policy") and, to the extent not specified above, shall be subject to the approval of Lender as to deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

(c)

Any blanket insurance Policy (which may  include  coverage required under Section 5.1.l(a)(xi)) shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions  of Section 5.1.l(a).

(d)

All Policies of  insurance  provided  for  or  contemplated  by Section 5.1.l(a) shall be primary coverage and, except for the Policy referenced  in Section 5.1. l(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood, earthquake and terrorism insurance, shall contain a so-called New York  standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Borrower shall not procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies.

(e)

All Policies of insurance provided for in Section 5.1.l(a),  except for the Policies referenced in Section 5.1.l (a)(v) and (a)(viii) shall contain clauses or endorsements to the effect that:

(i)

no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)

the Policy shall not be canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured  and, if obtainable  by  Borrower  using  commercially  reasonable  efforts,

(i)

shall not  be  materially  changed  (other than  to  increase  the  coverage  provided thereby) without such a thirty (30) day notice; and

(iii)

Lender  shall  not  be  liable  for  any  Insurance  Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.

(g) In the event of foreclosure of the  Security  Instrument  or  other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

5.1.2

Insurance Company. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and having a claims paying ability rating of "A" or better by S&P and Fitch and an insurance financial strength rating of "A2" by Moody's. If a Securitization occurs, (i) the foregoing required insurance company rating by a Rating Agency not rating any Securities shall be disregarded and (ii) if the insurance company complies with the aforesaid S&P required rating (and S&P is rating the Securities) and the other Rating Agencies rating the Securities do not rate the insurance company, such insurance company shall be deemed acceptable with respect to such Rating Agency not rating such insurance company. If a Securitization occurs and S&P is not a Rating Agency, each of the insurance companies shall have a claims paying ability rating of at least A- by Fitch and an insurance financial strength rating of A3 by Moody's and at least sixty-seven percent (67%) of the coverage shall be provided by insurance  companies  having claims paying ability ratings of A by Fitch and an insurance financial strength rating of A2 by Moody's; provided, however, if Fitch or Moody's shall not provide a rating for an insurance company, then an A.M. Best rating of A(X) shall be substituted for each of the foregoing rating requirements of Fitch or Moody's, as applicable. Notwithstanding the foregoing, Borrower shall be permitted to maintain the Policies with insurance companies which do not meet the foregoing requirements (an "Otherwise Rated Insurer"), provided Borrower obtains a "cut-through" endorsement (that is, an endorsement which permits recovery against the provider of such endorsement) with respect to any Otherwise Rated Insurer from  an insurance company which meets the claims paying ability ratings required above. Moreover, if Borrower  desires  to maintain insurance required hereunder from an insurance company which  does not  meet  the claims paying ability ratings set forth herein but the parent  of such insurance company, which owns at least fifty-one percent (51%) of such insurance company, maintains such ratings, Borrower may use such insurance companies if approved by the Rating Agencies (such approval

5.1.1

may be conditioned on items required by the Rating Agencies including a requirement that the parent guarantee the obligations of such insurance company).

Section 5.2

Casualty and Condemnation.

5.2.1

Casualty. If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty (a "Restoration") and otherwise in accordance with Section 5.3, it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance to extent of available cash from the Property. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower. In the event of a Casualty where the loss does not exceed Restoration Threshold, Borrower may settle and adjust  such claim;  provided  that  (a) no  Event  of  Default  has  occurred  and  is continuing  and

(b)

such adjustment is carried out in a commercially reasonable and timely manner.  Inthe event of a Casualty where the loss exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower's cost, in any such adjustments. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

5.2.2

Condemnation. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold, Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner. In the event a Condemnation where the amount of the taking exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower's cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding  any Condemnation,  Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or  in the Note. If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.3.  If the  Property  is  sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have

5.2.1

the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

5.2.3

Casualty   Proceeds.   Notwithstanding   the   last    sentence    of Section 5.1. l (a)(iii) and provided no Event of Default exists hereunder, proceeds received by Lender on account of the business interruption insurance specified in Subsection 5.1.l(a)(iii) above with respect to any Casualty shall be held by Lender and applied to the Debt but (a) only to the extent it reflects a replacement for (i) lost Rents that would have been due under Leases existing on the date of such Casualty, and/or (ii) lost Rents under Leases that had not yet been executed and delivered at the time of such Casualty which Borrower has proven to the insurance company would have been due under such Leases (and then only to the extent such proceeds disbursed by the insurance company reflect a replacement for such past due Rents) and (b) only to the extent necessary to fully make the Debt Service payments and to make the deposits to the Reserve Funds in accordance with Article VI. All other such proceeds shall be held by Lender and disbursed in accordance with Section 5.3 hereof.

Section 5.3

Delivery of Net Proceeds.

5.3.1

Minor  Casualty  or  Condemnation.   If a Casualty or Condemnation  has occurred to the Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided the conditions set forth in Section 5.3.2(a)(i) through illbelow have been met, the Net Proceeds will be disbursed by Lender to Borrower.  Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. If any Net Proceeds are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of Restoration in accordance with the terms hereof. Notwithstanding the foregoing or anything to the contrary contained herein, in the event that, in accordance with the applicable terms and conditions hereof, the Condemnation Net Proceeds are required to be applied to the principal amount of the Debt and the amount of the Condemnation Net Proceeds applied to the principal amount of the Debt in connection therewith are insufficient under REMIC Requirements because such Condemnation Net Proceeds (or a portion thereof) are paid to or held by a Person other than Lender, Borrower shall, within five (5) days of demand by Lender, prepay the principal amount of the Debt in an amount equal to such insufficiency plus the amount of any interest that would have accrued on such amounts through the next Monthly Payment Date (such payment, the "Condemnation Payment").

5.3.2

Major Casualty or Condemnation.

(a)

If a Casualty or Condemnation has occurred to the Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

(i)

no Event of Default shall have occurred and be continuing;

(i)

(ii)

(A) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of each of the (i) fair market value of the Property as reasonably determined by Lender and (ii) rentable area of the  Property has been damaged,  destroyed  or rendered  unusable  as a result  of such Casualty or

(B) in the event the Net Proceeds are an Award, less than fifteen percent (15%) of each of the (i) fair market value of the Property as reasonably determined by Lender, and (ii) rentable area of the Property has been taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements material to the operation of the Property, as determined by Lender in its sole discretion, is the subject of the Condemnation;

(iii)

Leases requiring payment of annual rent equal to eighty percent (80%) of the Operating Income received by Borrower  during the twelve

(12) month period immediately preceding the Casualty or Condemnation and all Major Leases shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty or Condemnation;

(iv)

Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation,  whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(v)

Lender shall be satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;

(vi)

Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Maturity Date, (B) the earliest date required for  such completion under the terms of any Major Lease and Material Agreement, (C) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (D) the expiration of the insurance coverage referred to in Section 5.1. l(a)(iii);

(vii)

the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements and any Major Lease and Material Agreement;

(viii)

the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements and the requirements of any Major Lease and Material Agreement;

(ii)

(ix)

such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements; and

(x)

with respect to a Condemnation, Lender shall be satisfied that making the Net Proceeds available for Restoration shall be  permitted pursuant to REMIC Requirements.

(b)

The Net Proceeds shall be paid directly to Lender and held  by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that

(A)

all requirements set forth in Section 5.3.2(a) have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file  same, or any  other  liens  or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(c)

All plans and specifications  required in connection with the Restoration shall be subject to prior approval of Lender and an independent architect selected by Lender (the "Casualty Consultant"). The plans  and  specifications  shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the Property  shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements and the requirements of any Major Lease. The identity  of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to approval of Lender and the Casualty Consultant. Notwithstanding anything to the contrary contained herein, Lender and the Casualty Consultant shall have fifteen (15) Business Days from receipt of written request and all required information and documentation related thereto in which  to  approve  or disapprove such contractors, subcontractors and materialmen. In the event Lender or the Casualty Consultant fails to respond to such request within such time, Lender's or the Casualty Consultant's approval,  as applicable,  shall be deemed  given for all purposes. All costs and expenses incurred by Lender in connection with recovering, holding  and

(b)

advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrower.

(d)

In no event shall Lender be obligated to make disbursements of the Net  Proceeds in excess of an amount  equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less  the  Casualty  Retainage.

The  term  "Casualty  Retainage"  shall  mean,  as to  each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten  percent  (10%)  of  the  costs  actually  incurred  for  work  in  place  as  part  of  the Restoration,  as  certified  by  the  Casualty  Consultant,  until  the  Restoration  has  been completed.   The Casualty Retainage  shall in no event, and notwithstanding  anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back  by  Borrower  from  contractors,  subcontractors  and  materialmen  engaged  in  the Restoration.   The Casualty Retainage shall not be released until the Casualty Consultant certifies  to  Lender  that  the  Restoration  has  been  completed  in  accordance  with  the provisions  of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and  use   of  the  Property   have  been   obtained   from  all  appropriate   Governmental Authorities,  and Lender  receives  evidence  satisfactory  to Lender that the  costs  of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held  with  respect  to  any  contractor,  subcontractor  or  materialman   engaged  in  the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor,  subcontractor or materialman  has  satisfactorily  completed  all work  and has supplied

all   materials

in

accordance

with

the

provisions

of

the

contractor's, subcontractor's  or materialman's  contract,  the  contractor,  subcontractor  or materialman delivers  the  lien  waivers  and  evidence  of  payment  in  full  of  all  sums  due  to  the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the  continued priority  of the lien of the Security Instrument and evidence of payment  of any premium payable  for such endorsement.   If required by Lender, the release  of any such portion  of the Casualty Retainage  shall be approved by the  surety company,  if any,  which has issued  a payment  or performance bond with respect to the contractor, subcontractor or materialman.

(e)

Lender  shall not be  obligated to make  disbursements  of the Net Proceeds more frequently than once every calendar month.

(f)

If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall  deposit  the  deficiency  (the  "Net  Proceeds   Deficiency")  with  Lender  before  any further disbursement of the Net Proceeds  shall be made.  The Net Proceeds  Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions  applicable  to the

(b)

disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Debt.

(g)

The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions ofthis Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided  no Event of Default shall have occurred and shall be continuing under any of the Loan Documents; provided, however, the amount of such excess returned to Borrower in the case of a Condemnation shall not exceed the amount of Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in Subsection 5.3.2(h).

(h)

All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

ARTICLE VI RESERVE FUNDS

Section 6.1

Required Repair Fund.

6.1.1

Deposit of Required Repair Funds. Borrower shall perform the repairs at the Property as set forth on Schedule II hereto (such repairs hereinafter referred to as "Required Repairs") and shall complete each of the Required Repairs on or before the respective deadline for each repair as set forth on Schedule II. On the Closing Date, Borrower shall deposit with Lender the amount set forth on such Schedule II hereto to perform the Required Repairs. Amounts deposited pursuant to this Section 6.1.1 are referred to herein as the "Required Repair Funds."

6.1.2

Release of Required Repair Funds. Lender shall disburse to Borrower the Required  Repair Funds upon satisfaction by Borrower  of each of the following conditions:

(a)

Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid,

(b)

on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received a certificate from Borrower (i) stating that all Required Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements and the Material Agreements, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (iii) stating that each such

(a)

Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender's option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, (e) at Lender's option, if the cost of the Required Repairs exceeds $25,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender  in respect of such architect or engineer's inspection of the required repairs, and (f) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Required Repair Funds more frequently than once each calendar month, nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total Required Repair Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

Section 6.2

Tax Funds.

6.2.1

Deposits of Tax Funds. On the Closing Date, Borrower shall deposit with Lender the amount of $202,017.49, and there shall be deposited on each Monthly Payment Date an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates. Amounts deposited pursuant to this Section 6.2. l are referred to herein as the "Tax Funds." If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within one (1) Business Day after its receipt of such notice.

6.2.2

Release of Tax Funds.  Lender shall have the right and obligation (absent an Event of Default) to apply the Tax Funds to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining after the Debt has been paid in full shall be returned to Borrower.

Section 6.3

Insurance Funds.

6.3.l

Deposits of Insurance Funds.

(a)

On the Closing Date, Borrower shall deposit with Lender the amount of $0.00, and there shall be deposited on each Monthly Payment Date an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for

(a)

the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient  funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies.  Amounts  deposited  pursuant  to  this Section 6.3.1 are referred to herein as the "Insurance Funds." If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

(b)

Notwithstanding the foregoing, Borrower shall not be required to reserve funds in respect of Insurance Premiums,  so long as (i) no Event of Default has occurred and is continuing and (ii) Borrower delivers evidence reasonably acceptable to Lender that the insurance required hereunder is maintained under a blanket insurance policy meeting the requirements set forth in Article V and that the applicable insurance premiums for the policy year have been paid in full in advance.

6.3.2    Release  of  Insurance  Funds.   Lender  shall have the right and  obligation (absent an Event of Default) to apply the Insurance Funds to payment oflnsurance Premiums.  In making any payment relating to Insurance Premiums,  Lender may do so  according to any bill, statement or estimate procured from the insurer or its agent, without  inquiry into the accuracy of such bill, statement or estimate.   If the amount of the Insurance  Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the  Insurance Funds. Any Insurance Funds remaining after the Debt has been paid in full shall be returned to Borrower.

Section 6.4      Capital Expenditure Funds.

6.4.1

Deposits   of   Capital   Expenditure   Funds.    Borrower  shall  deposit  with Lender on each Monthly Payment  Date  an  amount  equal  to  $3,147.00  for  annual   Capital Expenditures approved by Lender, which approval shall not be unreasonably withheld or delayed. Amounts deposited pursuant to this Section 6.4.1  are  referred  to  herein  as  the   "Capital Expenditure Funds." Lender may reassess its estimate of the  amount  necessary  for  Capital Expenditures from time to time and, and may require Borrower to increase the monthly  deposits required pursuant to this Section 6.4.1 upon thirty (30) days notice to  Borrower  if  Lender determines in its reasonable discretion that an increase is necessary to maintain proper  operation of the Property.

6.4.2

Release of Capital Expenditure Funds.

(a)

Lender shall direct Lender to disburse Capital Expenditure Funds only for Capital Expenditures.

(b)

Lender shall disburse to Borrower the Capital Expenditure Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests  such payment be made and specifies the Capital Expenditures  to be

(a)

paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Capital Expenditures, (B) stating that all Capital Expenditures at the Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements and any Major Lease and Material Agreement, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with the Capital Expenditures, (C) identifying each Person that supplied materials or labor in connection with the Capital Expenditures to be funded by the requested disbursement, and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender's option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (v) at Lender's option, if the cost of any individual Capital Expenditure exceeds $25,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer's inspection of the required repairs, and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the Capital Expenditures  at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once each calendar month, nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Capital Expenditure Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c)

Nothing in this Section 6.4.2 shall (i) make Lender responsible for making or completing the Capital Expenditures  Work; (ii) require Lender to expend funds in addition to the Capital Expenditure Funds to complete any Capital Expenditures Work;  (iii) obligate  Lender  to  proceed  with  the  Capital  Expenditures  Work;  or

(iv)

obligate Lender to demand from Borrower additional sums to complete any Capital Expenditures Work.

(d)

Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Capital Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Capital Expenditures Work. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other Persons described above in connection with inspections described in this Section 6.4.2(d).

(e)

If a disbursement will exceed $25,000, Lender may require an inspection of the Property at Borrower's expense prior to making a disbursement of Capital Expenditure Funds in order to verify completion of the Capital Expenditures

(c)

Work for which reimbursement is sought. Lender may require  that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Capital Expenditure Funds. Borrower shall pay the commercially reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

(f) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with Capital Expenditures Work. All such policies shall be in form and amount reasonably satisfactory to Lender.

Section 6.5      Rollover Funds.

6.5.1

Deposits of Rollover Funds. On the Closing Date, Borrower shall deposit with Lender the amount of $0.00, and to the extent (i) the amount of Rollover Funds (as hereinafter defined) held by Lender is less than $600,000.00, or (ii) the Actual Debt Service Coverage Ratio is less than 1.25 to 1.00 until such time as the Actual Debt Service Coverage Ratio equals or is greater than 1.25 to 1.00 for three (3) consecutive calendar months, or (iii) not more than 80% of the leasable square footage of the Property is occupied by Tenants paying rent and in actual physical occupancy of their respective space demised pursuant to Leases which are in full force and effect until such time as more than 80% of the leasable square footage of the Property is occupied by Tenants paying rent and in actual physical occupancy of their respective space demised pursuant  to Leases which are in full force and effect, Borrower shall deposit on each Monthly Payment Date the sum of $15,000.00, for tenant improvements and leasing commissions that may be incurred following the date hereof. Amounts deposited pursuant to this Section 6.5.1 are referred to herein as the "Rollover Funds.

6.5.2

Release   of   Rollover   Funds.     Lender   shall  disburse  to  Borrower   the Rollover Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date  on which Borrower requests such payment be made and specifies the tenant improvement costs and leasing commissions to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have reviewed the Lease in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions, (iv) Lender shall have  received and approved a budget for tenant improvement  costs and a schedule of leasing  commissions payments and the requested disbursement  will  be  used  to  pay  all  or  a  portion   of  such  costs  and  payments,

(v)

Lender shall have received a certificate from Borrower (A) stating that all  tenant improvements at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with such tenant improvements,

(B)

identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement, and (C) stating that each such Person

(A)

has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (vi) at Lender's option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and  (vii) Lender  shall have  received such other evidence as Lender shall reasonably request that the tenant improvements at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower.  Lender shall not be required to disburse Rollover Funds more frequently than once each calendar month, nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Rollover Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

Section 6.6      Lease Termination Rollover Funds.

6.6.1

Deposits   of   Lease   Termination   Rollover   Funds.     In  the   event   that Borrower  receives  a  fee,  payment  or  other  compensation  from  any  Tenant  relating  to  or in exchange for the termination of such Tenant's Lease (a "Lease Termination Fee") Borrower  shall immediately  deposit  such  Lease  Termination  Fee  with  Lender,  to  be  utilized  for   tenant improvements and leasing commissions that may be incurred with respect to the space relating to such  Lease  Termination  Fee  (a  "Termination  Space")  and,  in the  event  that  there  is  a Rent Deficiency  (as hereinafter  defined) for the Termination  Space from and after the  date that the Lease for the Termination  Space was terminated,  in replacement  of Rent.   Amounts deposited pursuant to this Section 6.6. l are referred to herein as the "Lease Termination Rollover Funds."

6.6.2

Release of Lease Termination Rollover Funds.

(a)

Lender shall disburse to Borrower the Lease Termination Rollover Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and (A) specifies the  tenant improvement  costs  and  leasing  commissions  to be paid  for the  Termination  Space  or

(B) specifies the amount by which the rent expected to be obtained by Borrower for the Termination Space during the next succeeding calendar month pursuant to the Lease or Leases for such Termination Space (a "Replacement Lease") is less than the amount of monthly rent received from the previous Tenant in the Termination Space pursuant to its Lease prior to such termination (the "Rent Deficiency"), (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have reviewed and, to the extent required hereby, approved the Replacement Lease  in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions, (iv) with respect to any Lease Termination Rollover Funds to  be released by Lender for tenant improvements or leasing commissions pursuant to a Replacement Lease,  Lender  shall have received a budget for tenant improvement costs and a schedule of leasing commissions payments and the requested disbursement will be used to pay all  or  a portion of such costs and payments, (v) with respect to any Lease Termination Rollover Funds to be released by Lender for tenant improvements or leasing commissions pursuant to  a  Replacement   Lease,  Lender  shall  have  received   a  certificate   from  Borrower

(A)

stating that all tenant improvements at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the Capital Expenditures, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied  by  lien  waivers  or  other  evidence  of  payment  satisfactory  to  Lender,

(vi)

with respect to any Lease Termination Rollover Funds to be released by Lender for tenant improvements or leasing commissions pursuant to a Replacement Lease, at Lender's option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender and (vii) with respect to any Lease  Termination Rollover Funds to be released by Lender for tenant improvements or leasing commissions pursuant to a Replacement Lease,  Lender  shall have received such other evidence as Lender shall reasonably request that the tenant improvements at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Lease Termination Rollover Funds more :frequently than once each calendar month, unless  such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Lease Termination Rollover Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). All Rent Deficiency disbursements made by Lender shall be deposited into the Deposit Account as if such sums were received by Borrower as Rent during the calendar month after such request is made by Borrower.

(b)

Notwithstanding the foregoing, upon receipt by Lender of evidence that, with respect to any new Replacement Lease with a term of at least five (5) years, all tenant improvements required to be completed by Borrower pursuant to the Replacement Lease, if any, have been completed and all leasing commissions required to be paid by Borrower with respect to the Replacement Lease, if any, have been paid, and provided no Event of Default then exists, Lender shall disburse to Borrower the Lease Termination Rollover Funds on deposit with respect to such Termination Space provided that the rent to be obtained by Borrower for such Termination Space during the next succeeding sixty

(60) calendar months pursuant to the respective Replacement Lease is equal to or greater than the sum of the monthly rent last received from the previous Tenant in such Termination Space pursuant to its Lease multiplied by sixty (60).

Section 6.7	Intentionally Omitted.
Section 6.8	Application of Reserve Funds.	Upon the occurrence of an Event of

Default, Lender, at its option, may withdraw the Reserve Funds and apply the Reserve Funds to the items for which the Reserve Funds were established or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's  right  to withdraw and apply the Reserve Funds shall be in addition to  all other rights and remedies provided to Lender under the Loan Documents.

Section 6.9

Security Interest in Reserve Funds and Interest on Reserve Funds.

6.9.1

Grant  of  Security  Interest.   Borrower  shall be the owner of the  Reserve Funds. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents  on Borrower's  part to be paid and performed,  in all of Borrower's  right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender.

6.9.2

Interest on Reserve Funds. Funds deposited in the Reserve Funds shall be held in an interest-bearing business savings account. In no event shall Lender or any Servicer be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or such Servicer, as applicable, in establishing similar accounts for loans of comparable type. All interest earned on the Tax Funds and the Insurance Funds, if any, shall be retained by Lender and all interest earned on the remaining Reserve Funds shall be remitted to and become part of the applicable Account. All such interest that so becomes part of the applicable Reserve Funds shall be disbursed in accordance with the disbursement procedures contained herein applicable to such Reserve Fund; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default.

6.9.3

Income Taxes. Borrower shall report on its federal, state and local income tax returns all interest or income accrued on the Reserve Funds.

6.9.4

Prohibition  Against  Further   Encumbrance.    Borrower  shall not,  without the prior consent of Lender, further pledge, assign or grant any security interest in the  Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party,  to be filed with respect thereto.

6.9.5

Reserve   Fund   Indemnification.    Borrower  shall  indemnify  Lender  and hold Lender harmless from and against any and all Losses arising from or in any way  connected with the Reserve Funds, the sums deposited therein or the performance of the  obligations for which the Reserve Funds were established, except to the extent arising from the gross negligence or willful misconduct  of Lender, its agents or employees.  Borrower shall assign to Lender  all rights  and  claims  Borrower  may  have  against  all Persons  supplying  labor, materials or other services which are to be paid from or secured by the Reserve Funds;  provided, however, that Lender may not pursue any such right or claim unless an Event of  Default  has occurred  and remains uncured.

6.9.6

Reserve  Fund  Fees  and  Expenses.    Borrower  acknowledges  and  agrees that  it solely shall be,  and  shall  at all times remain,  liable to  Lender  or  Servicer for  all fees, charges, costs and expenses  in  connection  with  the  Reserve  Funds,  this  Agreement  and the enforcement hereof, including, without limitation, any monthly or annual fees or charges as may be assessed by Lender or Servicer in connection with the administration of the Reserve Funds and

6.9.1

the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.

Section 6.10    Sommer/Cain Free Rent Reserve.

6.10.1

Deposit of Sommer/Cain Free Rent Reserve Funds. On the Closing Date, Borrower shall deposit with Lender the amount of $9,248.00 with respect to the free rent period set forth in the Sommer/Cain Lease. Amounts deposited pursuant to this Section 6.10.1 are referred to herein as the "Sommer/Cain Free Rent Reserve Funds."

6.10.2

Release   of   Sommer/Cain   Free  Rent  Reserve   Funds.    Provided  that  no Event of  Default  has  occurred  and  is  outstanding  and  the  Sommer/Cain  Lease  continues  to encumber the Property, Lender shall disburse to Borrower the amount of $9,248.00 on the later to occur  of  (a)  September 1,  2011  or  (b)  the  date  the  tenant  begins  paying  Rent  under  the Sommer/Cain Lease.  If the Sommer/Cain Lease no longer encumbers the Property on any such date, Lender shall apply the remaining Sommer/Cain Free Rent Reserve  Funds to  Borrower's Debt payment obligations. In no event shall Borrower have  any  obligation  to  replenish  the Sommer/Cain Free Rent Reserve Account.

Section 6.11    Petroleum Club Reserve.

6.11.1

Deposit   of   Petroleum    Club   Reserve   Funds.     On  the  Closing   Date, Borrower shall deposit with Lender the amount of $47,500.00 with respect to the Petroleum  Club HVAC Work.   Amounts  deposited pursuant  to this  Section 6.11.1 are referred  to herein  as the "Petroleum Club Reserve Funds."

6.11.2

Release of Petroleum Club Reserve Funds.

(a)

Lender shall disburse to Borrower the entire amount of Petroleum Club Reserve Funds upon satisfaction by Borrower of each of the following conditions:

(i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that all Petroleum Club HVAC Work at the Property has been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements and the Petroleum Club Settlement Agreement, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental   Authority   in   connection   with   the   Petroleum   Club   HVAC   Work,

(C)

identifying each Person that supplied materials or labor in connection with the Petroleum   Club  HVAC   Work  to   be  funded  by  the  requested   disbursement,   and

(D)

stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender's option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (v) at Lender's option, Lender shall have received a report  satisfactory to Lender  in its reasonable  discretion  from an architect  or engineer

(C)

approved by Lender in respect of such architect or engineer's inspection of the Petroleum Club HVAC Work, (vi) Lender shall have received such other evidence as Lender shall reasonably request that the Petroleum Club HVAC Work has been completed and is paid for or will be paid upon such disbursement to Borrower, and (vii) Lender's receipt of an original estoppel certificate executed by San Antonio Petroleum Club, Inc., which certificate confirms that the Petroleum Club HVAC Work has been completed in accordance with the Petroleum Club Settlement Agreement.

(b)

Nothing in this Section 6.11.2 shall  (i) make  Lender  responsible for making or completing the Petroleum Club HVAC Work; (ii) require Lender to expend funds in addition to the Petroleum Club Reserve Funds to complete any Petroleum Club HVAC Work; (iii) obligate Lender to proceed with the Petroleum Club HVAC Work; or

(iv) obligate Lender to demand from Borrower additional sums to complete any Petroleum Club HVAC Work.

(c)

In addition to any insurance required under the Loan Documents, Borrower shall  provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with the  Petroleum Club HVAC Work. All such policies shall be in form and amount reasonably satisfactory to Lender.

ARTICLE VII PROPERTY MANAGEMENT

Section 7.1      The Management  Agreement.   Borrower  shall cause Manager to manage

the Property in accordance with the Management Agreement. Borrower  shall  (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (ii) promptly notify Lender of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed, and (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement; and (iv) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.  If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

Section 7.2      Prohibition   Against   Termination   or   Modification.    Borrower  shall  not surrender, terminate, cancel, modify, renew or extend the Management Agreement, or enter into any other agreement relating to the management  or operation of the Property with  Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement, or waive or release any of its rights and remedies under the Management Agreement, in each case without the express consent of Lender, which  consent shall not be unreasonably withheld; provided, however, if such new manager is an Affiliate of Borrower, such consent may be further conditioned upon receipt of a New Non-Consolidation Opinion acceptable to Lender and the Rating Agencies, in their sole discretion. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender's consent, execute a subordination of management agreement in the form then used by Lender.

Section 7.3    Replacement  of Manager.  Lender shall have the right to require Borrower to replace the Manager with a new manager, which shall be  a Qualified Manager, chosen by Borrower and approved by Lender in accordance with the Assignment of Management Agreement.

ARTICLE VIII PERMITTED  TRANSFERS

Section 8.1      Permitted   Transfer   of   the   Property.    Notwithstanding   anything  to  the

contrary contained herein or in the Security Instrument, until the date which is thirty (30) days following the issuance of Securities involving the Loan or any portion thereof (the "Permitted Transfer Date"), a two-time sale, conveyance or transfer of the Property in its entirety (hereinafter, a "Property Sale") shall be permitted only with the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. From and after the Permitted Transfer Date, Lender shall not unreasonably withhold consent to a two-time Property Sale. With respect to any such Property Sale, Lender shall not require a modification of the material economic terms hereof (other than a corresponding increase in Borrower's deposits of Tax Funds pursuant to Section 6.2.1 hereof in the event such Property Sale results in an increase in the real property tax assessment by the applicable taxing authority), provided that each of the following terms and conditions are satisfied:

(a)

no Event of Default has occurred and is continuing;

(b)

Borrower gives Lender written notice of the terms of such prospective Property Sale not less than thirty (30) days before the date on which such Property Sale is scheduled to close and, concurrently therewith, gives Lender all such information concerning the proposed transferee of the Property (hereinafter, "Buyer") as Lender would reasonably require in evaluating an initial extension of credit to a borrower and pays as a condition to evaluating any requested consent to a transfer, a cash deposit with Lender in an amount equal to Lender's anticipated costs and expenses in evaluating any such requests for such consent. Lender shall have the right to approve or disapprove the proposed Buyer (such approval to be in Lender's sole and absolute discretion prior to the Permitted Transfer Date and such approval not to be unreasonably withheld, conditioned or delayed on and after the Permitted Transfer Date).  In  determining whether to give or withhold its approval of the proposed Buyer, Lender shall consider Buyer's  experience  and track  record  in owning  and  operating  facilities  similar  to the

(a)

Property, Buyer's financial strength, Buyer's general business standing and Buyer's relationships and experience with contractors, vendors, tenants, lenders  and  other business entities; provided, however, that, notwithstanding  Lender's  agreement  to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

(c)

Borrower pays Lender, concurrently with the closing of such Property Sale, (i) a non-refundable assumption fee in an amount equal to all out-of pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Lender in connection with the Property Sale plus an amount equal to one-half of one percent (0.5%) of the outstanding principal balance of the Note for the first Property Sale and one percent (1.0%) of the then outstanding principal balance of the Note for the second Property Sale, and (ii) all costs and expenses of all third parties and Rating Agencies in connection with the Property Sale;

(d)

Buyer assumes and agrees to pay the Debt as and when due (subject to the provisions of Section 11.22 hereof) and, prior to or concurrently with the closing of such Property Sale, Buyer and its constituent partners,  members  or shareholders as Lender may reasonably require execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption, including, without limitation, the execution and delivery by an Affiliate of such Buyer, acceptable to Lender, of a recourse guaranty and environmental indemnity in form and substance identical to the Guaranty and the Environmental Indemnity Agreement, respectively, together with such legal opinions, certifications, and acknowledgements as may be reasonably requested by Lender;

(e)

Borrower and Buyer, without any cost to Lender, furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

(f)

Borrower delivers to Lender, without any cost or expense to Lender, such endorsements to Lender's title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Property Sale, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender's title insurance policy or policies insuring the lien of the Security Instrument insuring that leasehold title to the Property is vested in Buyer;

(g)

Buyer furnishes, if Buyer is a corporation, partnership or other entity, all appropriate papers evidencing Buyer's capacity and good standing, and the qualification of the  signers to execute the assumption of the Debt, which papers shall include certified copies  of all documents relating to the organization and formation  of Buyer  and of the entities, if any, which are partners  or members of Buyer.   Buyer and

(a)

such constituent partners, members or shareholders of Buyer (as the case may be), as Lender shall require, shall be single purpose, "bankruptcy remote" entities which satisfy the requirements of Section 3.1.24 hereof and the requirements of the Rating Agencies (provided, however, such Buyer shall not be a Delaware Statutory Trust or tenancy-in common), and whose formation documents shall be approved by counsel to Lender;

(h)

Buyer assumes the obligations of Borrower under any management agreements pertaining to the Property or assigns to Lender as additional security any new management agreement entered into in connection with such Property Sale, which such new management agreement and the new manager thereunder shall each comply with the requirements of Article VII hereof;

(i)

Buyer furnishes certain opinions of counsel satisfactory to Lender and its counsel (A) that Buyer's formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the indebtedness evidenced  hereby has been duly authorized, executed and delivered, and that the Note, the Security Instrument, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Buyer in accordance with their terms, (C) that the transfer and assumption by Buyer will not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust, and (D) with respect to such other matters as Lender may reasonably request; and

G)  Borrower's  obligations  under  the  contract  of  Property   Sale pursuant to which the Property Sale is proposed to occur are expressly subject to the satisfaction of the terms and conditions of this Section.

Notwithstanding the foregoing, Lender shall not be required to consent to any Property Sale occurring prior to a Securitization or participation of the Loan if the consideration to be paid by Buyer as determined by Lender is less than the appraised value of the Property as determined by Lender in connection with the underwriting of the Loan.

Section 8.2      Permitted  Transfers  of  Equity  Interests.   Notwithstanding  the  restrictions contained in Section 4.2.1 hereof or in Article 6 of the Security Instrument, the  following transfers shall be permitted without Lender's consent: (a) a transfer (but not a pledge)  by devise or descent or by operation  of law upon  the  death of a member,  partner  or  shareholder of a Restricted Party, (b) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party or

(c)

the sale, transfer or issuance of shares of common stock in any Restricted Party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange; provided, however, with respect to the transfers listed in clauses (a) or .(Q). above, (A) Lender shall receive not less than thirty (30) days prior written notice of such transfers, (B) no such transfers shall result in a change in Control of Sponsor, Guarantor, or Affiliated Manager, (C) after giving effect to such transfers, Sponsor shall (I) own at least a 51% direct or indirect equity ownership interest in each of Borrower and any SPC Party; (II) Control Borrower and any SPC Party; and (III) control the day-to-day  operation  of  the  Property,  (D) the  Property  shall  continue  to  be  managed  by  a

(c)

Qualified Manager, (E) in the case of the transfer of any direct equity ownership interests in Borrower or in any SPC Party, such transfers  shall be conditioned upon continued compliance with the relevant provisions of Section 3 .1.24 hereof, and (F) such transfers shall be conditioned upon Borrower's ability to, after giving effect to the equity transfer in question, (I) remake the representations contained herein relating to ERISA matters and  the Patriot Act, OFAC  and matters concerning Embargoed Persons (and, upon Lender's request, Borrower shall deliver to Lender (x) an Officer's Certificate containing such updated representations effective  as of the date of the consummation of the applicable equity transfer, and (y) searches,  acceptable  to Lender, for any entity or individual owning, directly or indirectly, 20% or more of the interests in the Borrower as a result of such transfer), and (II) continue to comply with the covenants contained herein relating to ERISA matters and the Patriot Act, OFAC, and matters concerning Embargoed Persons.

Section 8.3      Permitted    Mezzanine   Loan.     Notwithstanding   any  prov1s10n   of   this Agreement to the contrary, nothing  contained  in this Agreement  shall be  deemed to  prohibit Borrower or an affiliate of Borrower from providing mezzanine financing  to  the  beneficial owners of Buyer (as defined above) ("Mezzanine Borrower") in connection with a sale of the Property  and  the  assumption  of  the  Loan  pursuant  to  Section  8.1  above,  provided all the following conditions are satisfied in Lender's reasonable discretion (the  "Permitted Mezzanine Loan"):

(a)

The combined loan-to-value ratio (i.e., the Debt and the indebtedness pursuant to the Permitted Mezzanine Loan) at the time of such mezzanine financing shall not exceed 75% based on an appraised value of the Property acceptable to Lender. Such loan-to-value determination shall be made in accordance with standard industry practices for properties and loans which serve as collateral in securitized loan transactions and consistent with then applicable Rating Agency standards; provided, however, in undertaking any determination of a loan-to-value ratio, Lender shall be entitled to require that updated appraisal information be provided at Borrower's cost and by an appraiser reasonably acceptable to Lender.

(b) least $1,008,000;

The Underwritten NOI (calculated on an annual basis) shall be at

(c)

The Actual Debt Service Coverage Ratio (based on the combined Debt Service and the debt service on the Permitted Mezzanine Loan) shall be at least 1.25 to 1.00;

(d)

No Event of Default shall have occurred and be continuing;

(e)

The holder of the Permitted Mezzanine Loan shall be Borrower or an affiliate of Borrower and shall be approved by Lender in Lender's sole discretion;

(t) At any time the Debt remains outstanding, the  holder  of  the Permitted Mezzanine Loan shall not be permitted to sell or transfer its rights in the Permitted Mezzanine Loan;

(g)

The loan documents evidencing the Permitted Mezzanine  Loan shall have been approved by Lender in its sole discretion, and shall provide, among other things, that (i) the Permitted Mezzanine Loan shall be fully non-recourse as to principal and interest, (ii) such Permitted Mezzanine Loan is only payable to the extent available net cash flow (after all operating expenses, required or appropriate reserves and Debt Service is paid current) is available, and (iii) to the extent any "balloon" payment is due at the maturity of such Permitted Mezzanine Loan, such maturity shall not occur prior to the maturity of the Loan;

(h)

Borrower or Mezzanine Borrower shall have paid all Lender's reasonable costs and expenses related to the approval of the Permitted Mezzanine Loan;

(i)

Lender and the holder of the Permitted Mezzanine Loan shall enter into and execute an intercreditor agreement (the "Intercreditor Agreement") in form and substance acceptable to Lender and any Rating Agency;

G)     The Permitted Mezzanine Loan shall not be secured by a lien on the Property or constitute an obligation of Buyer but, rather, shall constitute an obligation of the Mezzanine Borrower and any guarantor thereof and shall be secured solely by a security interest in Mezzanine Borrower's membership interests in Buyer (the "Membership Interests") and other assets of Mezzanine Borrower. In no event shall Mezzanine Borrower attempt to grant any  lien or security interest in the  Property  to secure the Permitted Mezzanine Loan; and

(k) Notwithstanding anything to the contrary herein, the holder of the Permitted Mezzanine Loan shall not be entitled to foreclose on the Membership Interests except in a manner consistent with the Intercreditor Agreement.

ARTICLE IX

SALE AND SECURITIZATION OF SECURITY INSTRUMENT

Section 9.1       Sale of Security Instrument and Securitization.

(a)

Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof  as a whole loan, (ii) to sell participation interests in the Loan or

(iii) to securitize the Loan or any portion thereof in a single asset securitization  or  a pooled  loan securitization.   (The transaction referred to in clauses (i), ® and (iii) shall

hereinafter   be  referred  to  collectively   as  "Secondary   Market   Transactions"   and  the transactions referred to in clause (iii) shall hereinafter be referred to as a "Securitization." Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "Securities.")

(b)

Ifrequested by Lender, Borrower shall assist Lender, at Borrower's expense, in satisfying the market standards to which Lender  customarily  adheres  or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

(a)

(i)

(A) provide updated financial and other information with respect to the  Property, the  business operated at the Property, Borrower, Guarantor, Sponsor, and the Manager, (B) provide updated budgets relating to the Property and (C) provide  updated appraisals, market studies,  environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Property (the "Updated Information"), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable  to Lender and the Rating Agencies;

(ii)

provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, matters of Delaware and federal bankruptcy law relating to single-member limited liability companies, and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property and Borrower and Affiliates, which counsel and opinions shall be satisfactory in form and substance to Lender and the Rating Agencies;

(iii)

provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies  may reqmre;

(iv)

execute such amendments to the Loan Documents and Borrower or any SPC Party's organizational documents as may be reasonably requested by Lender or requested  by the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating  a senior/subordinate note structure (any of the foregoing, a "Loan Bifurcation"); provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity  or the  amortization  of principal  as set forth herein  or in the Note,  or

(B) modify or amend any other material economic term of the Loan Agreement in the Note, except in connection with a Loan Bifurcation which may result  in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note. In the event Borrower fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Borrower hereby absolutely  and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that  such  attorney shall do by virtue thereof. It shall be an Event of Default under this Agreement, the Note, the Security Instrument and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.l (b)(iv) after expiration of ten (10) Business Days after notice thereof; and

(v)

at any time prior to a Secondary Market Transaction, execute such amendments to the Loan Documents as requested by the Lender, in its discretion, to extend the Maturity Date to a Payment Date no more than three

(3) months beyond the initial Maturity Date set forth herein (the "Extended Maturity Date"). In connection with such amendment, the defined term "Maturity Date" shall then be replaced with the term "Extended Maturity Date," the time period in clause (i) of the definition of "Release Date" shall be extended by the same period between the initial Maturity Date and the Extended Maturity Date, and the "Permitted Prepayment Date" shall be extended by the same period between the initial Maturity Date and the Extended Maturity Date together with such corresponding change to other defined terms herein as reasonably requested by Lender.

(c)

If, at the time one or more Disclosure Documents are being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Properties alone or the Properties and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, Net Operating Income, required under Item 1112(b)(l) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization or

(ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or .(Q of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an "Exchange Act Filing") is not required. If requested by Lender, Borrower shall furnish to Lender financial data and/or financial statements for any tenant of any of the Properties if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group  of affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor.

(d)

All financial data and financial statements provided by Borrower hereunder pursuant to Section 9.1(c) and @ hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation AB and other applicable legal requirements. All financial statements referred to in Section 9.l(c) above shall be audited by independent accountants of Borrower acceptable to Lender in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and financial statements (audited  or  unaudited) provided by Borrower under Section 9.l (c) shall be accompanied by an Officer's Certificate which shall state that such financial statements meet the requirements set forth in the first sentence of this Section 9.l(d).

(e)

If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine  to  be  required  pursuant  to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by Lender.

(f)  In  the  event  Lender  determines,  in  connection  with  a Securitization, that the financial data and financial statements required in order to comply with Regulation AB or any amendment, modification or replacement  thereto  or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 9.1(c) and @, Lender may request, and Borrower shall promptly provide, such other financial statements as Lender determines to be necessary or appropriate for such compliance.

Section 9.2

Securitization Indemnification.

(a)

Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without  limitation,  an offering circular, a prospectus,  prospectus  supplement, private placement  memorandum or other offering document (each, an "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"),  and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

(a)

(b)

Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, the Property, Manager, Sponsor, Guarantor, and all other aspects of the Loan (the "Relevant Sections"), does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made,  not  misleading,  (B) indemnifying  Lender  (and  for  purposes  of  this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Morgan Stanley that has filed the registration statement relating to the Securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Morgan Stanley Group"), and Morgan Stanley, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Morgan Stanley or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Relevant Sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Relevant Sections or necessary in order to make the statements in the Relevant Sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Morgan Stanley Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or .(Q above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

(c)

In

connection

with

Exchange

Act

Filings,

Borrower

shall

(i) indemnify Lender, the Morgan Stanley Group and the Underwriter Group for Liabilities to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Relevant Sections of the Disclosure Document or upon the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document related to Relevant Sections, in light of the  circumstances  under  which  they  were  made,  not  misleading  and  (ii) reimburse

Lender, the Morgan Stanley Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group or the Underwriter Group in connection with defending or investigating the Liabilities.

(d)

Promptly after receipt by an indemnified  party under this Section 9 .2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made  against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e)

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or .(0 is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or .(0, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section l l (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Morgan Stanley's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances.  Lender and Borrower hereby

(a)

agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f)

Borrower shall indemnify Lender and its officers,  directors, partners, employees, representatives, agents and Affiliates against any Losses to which Lender or its officers, directors, partners, employees,  representatives,  agents  and Affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the Losses arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of Borrower to the Rating Agencies (the "Covered Rated Agency Information") or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

(g)

The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3

Intentionally  omitted.

Section 9.4 Mezzanine Option. Without limiting Lender's rights to implement a Loan Bifurcation, Lender shall have the right (the "Mezzanine Option") at any time to divide the loan into two parts, a mortgage loan and a mezzanine loan, provided, that (i) the total loan amounts for such mortgage loan and such mezzanine loan shall equal the  then  outstanding  principal amount of the Loan immediately prior to Lender's exercise of the Mezzanine Option, and (ii) the weighted average interest rate of such mortgage loan and mezzanine loan shall initially equal the Interest Rate. Borrower shall cooperate with Lender in Lender's exercise  of the  Mezzanine Option in good faith and in a timely manner, which such cooperation  shall include, but not be limited to, (i) executing such amendments to the Loan Documents and Borrower or any SPC Party's organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies, (ii) creating a single purpose, bankruptcy remote entity satisfying  the requirements of Section 3.1.24 hereof and of the Rating Agencies (the "Mezzanine Borrower"), which such Mezzanine Borrower shall (A) own, directly or indirectly, 100% of the equity ownership interests in Borrower (the "Equity Collateral"), and (B) together with such constituent equity owners of such Mezzanine Borrower as may be designated by Lender, execute such agreements, instruments and other documents as may be required by Lender in connection with the mezzanine loan (including, without limitation, a promissory note evidencing the mezzanine loan and a pledge and security agreement pledging the Equity Collateral to Lender as security for the mezzanine loan); and (iii) delivering such opinions, title endorsements, UCC title insurance policies and other materials as may be required by Lender or the Rating Agencies.

ARTICLE X DEFAULTS

Section 10.1

Event of Default.

(a)

Each of the following events shall constitute  an event of default hereunder (an "Event of Default"):

(i)

if (A) any monthly installment of principal and/or interest due under the Note, any amount required to be deposited into the Reserve Funds or the payment due on the Maturity Date is not paid when due or (B) any other portion of the Debt is not paid when due and such non-payment referred to under this clause (B) continues for five (5) days following written notice to Borrower that the same is due and payable;

(ii)

if any of the Taxes or Other Charges are not paid when due;

(iii)

if the Policies are not kept in full force and effect;

(iv)

if Borrower breaches or permits or suffers a breach of Sections 4.2.1 or 4.2.2 hereof, or Article 6 of the Security Instrument;

(v)

if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished  to  Lender  shall have  been false or misleading in any material respect as of the date the representation or warranty was made and such representation or warranty is not fully corrected, as determined by Lender, within ten (10) days of the written notice thereof from Lender to Borrower;

(vi)

if Borrower, any SPC Party, Sponsor or Guarantor shall make an assignment for the benefit of creditors;

(vii)

if a receiver, liquidator or trustee shall be appointed for Borrower, any SPC Party, Sponsor or Guarantor or if Borrower, any SPC Party Sponsor or Guarantor shall be adjudicated a bankrupt or insolvent, or if  any petition for bankruptcy, reorganization or  arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any SPC Party, Sponsor or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, any SPC Party, Sponsor or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was  involuntary and not consented to by Borrower, any SPC Party, Sponsor or Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(viii)

if the Property becomes subject to any mechanic's, materialman's  or  other  Lien  other  than  a  Lien  for  local  real  estate taxes  and

(i)

assessments not then due and payable and the Lien shall remain undischarged  of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(ix)

if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)

if any of the assumptions contained in any non-consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xi)

(A) if Borrower violates or does not comply with any of the provisions of Section 4.1.6 hereof and such violation or non-compliance continues for a period of ten (10) days after written notice thereof from Lender to Borrower; provided, however, Borrower shall not be entitled to notice or an opportunity to cure any material misrepresentation in any document, statement or certificate required  to be provided  by  Borrower  to Lender under  Section 4.1.6 hereof,  or

(B) Borrower or any SPC Party breaches any representation, warranty or covenant contained in Section 3.1.24 hereof;

(xii)

if Borrower, Guarantor, or Sponsor fails to comply with the covenants as to the Patriot Act, OFAC, and Embargoed Persons as set forth in Section 4.1.1;

(xiii)

if Borrower breaches any of the negative covenants contained in Sections 4.2.11 or 4.2.12;

(xiv)

if Guarantor breaches in any material respect any covenant, warranty or representation contained in the Guaranty and such breach  is  not cured, as determined by Lender, within ten (10) days after written notice thereof from Lender to Borrower;

(xv)

if (A) Borrower shall fail (beyond any applicable notice or grace period) to pay any rent, additional rent or other charges payable under any Material Agreement as and when payable thereunder,  (B) Borrower  defaults under any Material Agreements beyond the expiration of applicable notice and grace periods, if any, thereunder, (C) any of the Material Agreements are amended, supplemented, replaced, restated or  otherwise  modified  without Lender's prior written consent (if such consent is otherwise required in the Loan Agreement) or if Borrower consents to a transfer of any party's interest thereunder without Lender's prior written consent (if such consent is otherwise required in the Loan Agreement), or (D) any Material Agreement and/or the estate created thereunder is canceled, rejected, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower enters into a replacement thereof in accordance with the applicable terms and provisions hereof or Lender determines, in its sole discretion, that such Material Agreement and or estate created thereunder is no longer needed or beneficial to the operation of the Property; or

(i)

(xvi)

if Borrower fails to comply with the covenants regarding the Petroleum Club Settlement Agreement and the Petroleum Club HVAC Work as set forth in Section 4.1.20 hereof;

(xvii)

if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in Subsections (i) to (xvi) above, or there shall be a default under any of the other terms, covenants or conditions not specified in Subsections (i) to (xvi) above under any of the other Loan Documents, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non monetary Default is susceptible of cure but cannot reasonably be cured within such 30 day period and provided further that Borrower shall have commenced to cure such Default within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above with respect to the Borrower and/or SPC Party only) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or (vii) above with respect to the Borrower and/or SPC Party only, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 10.2

Remedies.

(a)    Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently,  singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights  and remedies of Lender permitted  by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b)

Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event  Borrower  defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Security Instrument to recover so much of the principal balance  of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(c)

Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan  Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights  and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with  a  Securitization  pursuant  to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties  or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(b)

(d)

Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 10.3 Right to Cure Defaults. Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses  incurred by Lender in remedying such Event  of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender. All such costs and expenses incurred  by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens,  claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 10.4 Remedies  Cumulative.  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE XI MISCELLANEOUS

Section 11.1    Successors  and Assigns.   All covenants, promises and agreements in this

Agreement, by or on behalf of Borrower,  shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2 Lender's Discretion. Whenever pursuant to this  Agreement  Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements   or  terms   are  satisfactory   or  not   satisfactory   shall  (except  as  is  otherwise

specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefor.

Section 11.3

Governing Law.

(A)

THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSIDP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE  OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS) WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE  AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE

(A)

LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION S-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW  EXCEPT  AS SPECIFICALLY  SET FORTH ABOVE.

(B)

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT  OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES  ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER  HEREBY  IRREVOCABLY  SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.   BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company 1180 Avenue of the Americas Suite 210

New York, New York 10036

AS ITS AUTHORIZED AGENT TO ACCEPT  AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN  EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE  DESIGNATED  AS THE    PERSON    AND    ADDRESS    FOR    SERVICE    OF   PROCESS),    AND

(III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section  11.4    Modification,     Waiver     in    Writing.       No    modification,    amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to  any departure by Borrower  therefrom,  shall in  any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein,  no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5    Delay  Not  a  Waiver.   Neither  any failure nor  any delay  on the part  of Lender in insisting upon strict performance  of any term,  condition, covenant  or agreement,  or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall  operate  as  or constitute  a waiver  thereof,  nor  shall  a single or partial  exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and  not by  way  of limitation,  by  accepting  payment  after  the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all  other amounts due under this Agreement or the other Loan Documents, or to declare a default  for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time  periods  that  Lender  is  entitled  to  under  the  Loan  Documents  in  its  sole  and  absolute discretion.

Section 11.6 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered  during business hours on a Business Day (otherwise  on the next Business Day), and

(d)

on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

Ifto Lender:

with a copy to:

Ifto Borrower:

Morgan Stanley Mortgage Capital Holdings LLC 1585 Broadway

New York, New York   10036 Attention:  Stephen Holmes Facsimile No.:  212.507.4148

Winstead PC

5400 Renaissance Tower

1201 Elm Street

Dallas, Texas  75270-2199 Attention:  Christopher T. Nixon Facsimile No.:  214.745.5390

BRI 1841 Energy Plaza, LLC 1140 E. Hallandale Beach Blvd. Hallandale Beach, Florida  33009 Attention:  Ariel Bentata Facsimile No.:  965.454.4749

with a copy to:

Baker & Hostetler LLP

1000 Louisiana, Suite 2000

Houston, Texas  77002

Attention:  Michael J. Pappert, Esq. Facsimile No.:   713.751.1717

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 11.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender

Section 11.7   Trial   by   Jury.    BORROWER  AND  LENDER  EACH   HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE  OF RIGHT BY  JURY,  AND  WAIVES  ANY  RIGHT  TO  TRIAL  BY  JURY  FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR  HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY  CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION   THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN  KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE  AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE  ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF TIDS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF TIDS WAIVER.

Section 11.8   Headings.  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9  Severability.   Wherever possible,  each provision  of this Agreement  shall be interpreted in such manner as to  be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid undyr applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment  or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment  or proceeds  received,  the  obligations  hereunder  or part thereof  intended  to  be satisfied  shall be revived and continue in full force and effect, as if such payment  or proceeds had not been received by Lender.

Section 11.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably  shall be determined by an action seeking declaratory judgment.

Section 11.13  Expenses;     General     Indemnity;     Mortgage     Tax     Indemnity;     ERISA Indemnity.

(a)

Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable  attorneys'  fees  and  disbursements)  incurred  by  Lender  in  connection  with

(i) the ongoing performance of and compliance with agreements and covenants of any Borrower Party contained in this Agreement and the other Loan Documents including, without limitation, confirming compliance with environmental and  insurance requirements; (ii) Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender  all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents;

(v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting  Borrower, this Agreement, the other  Loan  Documents, the Property, or any other security given for the Loan; and (vi) enforcing any obligations of or collecting any payments due from the Borrower Parties under this  Agreement,  the other Loan Documents or with respect to the Property or in connection with any "special servicing" of the Loan or restructuring of the credit arrangements  provided under this Agreement in the nature of a "work out" or of any insolvency or bankruptcy proceedings

(including, without limitation, loan servicing or special servicing fees, loan advances, and "work-out" and/or liquidation fees); provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

(b)

Borrower shall indemnify, defend and hold harmless  Lender and its officers, directors, agents, employees (and the successors and assigns of the foregoing) (the "Lender Indemnitees") from and against any and all Losses (including, without limitation, the reasonable fees and disbursements of counsel for the Lender Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Lender Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Lender Indemnitees in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify,  defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnitees.

(c)

Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Lender Indemnitee from and against any and all Losses imposed upon or incurred by or asserted against any Lender Indemnitee and directly or indirectly arising out of or in any way relating to (i) any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents, or (ii) any transfer tax incurred by any Lender Indemnitee in connection with the exercise of remedies hereunder, under the Security Instrument or under  any other Loan Documents.

(d)

Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Lender Indemnitees from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 3.1.8 and/or 4.2.11 of this Agreement.

(e)

Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender, which Environmental Indemnity is not secured by the Security Instrument.

(a)

Section 11.14 Schedules Incorporated. The Schedules  annexed  hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15 Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)

Borrower and Lender intend that the relationships  created hereunder and under the other Loan Documents  be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)

This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

Section 11.17 Publicitv. All news releases, publicity  or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Morgan Stanley Mortgage Capital Holdings LLC, or any of their Affiliates shall be subject to the prior approval of Lender.

Section 11.18  Waiver  of Marshalling  of Assets.   To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's members or partners and others with interests in Borrower, and  of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption,  the  administration  of  estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 11.19  Waiver  of  Offsets/Defenses/Counterclaims.    Borrower  hereby  waives  the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought  against  it by  Lender  or its agents  or otherwise to  offset  any obligations  to  make  the payments  required  by  the  Loan  Documents.    No  failure  by  Lender  to  perform any of its obligations hereunder shall be a valid defense to, or result in any offset  against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20 Conflict; Construction of Documents; Reliance. In the event of  any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges  that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations  or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership  by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21  Brokers  and  Financial  Advisors.   Borrower  hereby represents that it has dealt with  no  financial  advisors,  brokers,  underwriters,  placement  agents,  agents  or  finders in connection with the transactions contemplated by this Agreement other than  HOLLIDAY FENOGLIO FOWLER, L.P. ("Broker"). Borrower  shall indemnify,  defend and  hold Lender Indemnitees harmless from and against any and all claims, liabilities, costs and expenses of any kind  (including  Lender  Indemnitee's  attorneys'  fees  and  expenses)  in any  way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination ofthis Agreement and the payment of the Debt.

Section 11.22 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or affiliate of Borrower (but specifically excluding Guarantor) or any legal representatives, successors or assigns of any of the foregoing (collectively, the "Exculpated Parties"), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable

Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and  Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties, in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument  or the other Loan Documents.    The provisions  of this  Section shall not, however,

(a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (c) affect the validity or enforceability of any indemnity, guaranty, or similar instrument made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the assignment of leases and rents contained in the Security Instrument; (f) impair the right of Lender to enforce the provisions   of   the   Environmental   Indemnity   or   of   Section 4.1.6(h)   of   this   Agreement;

(g)

constitute a prohibition against Lender to seek a deficiency judgment against  Borrower in order to fully realize on any security given by Borrower in connection with the Loan or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against such security; or (h) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to  the extent of any Losses incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with any of the following:

(i)

fraud or intentional misrepresentation by Borrower, any of the Exculpated Parties or Borrower Party in connection with the Loan;

(ii)

the gross negligence or willful misconduct of  Borrower, any of the Exculpated Parties or any Borrower Party in connection with the Loan;

(iii)

the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity (subject to any notice and cure period expressly set forth therein) or in any other Loan Document (subject to  any notice and cure period expressly set forth therein) concerning environmental laws, hazardous  substances and asbestos and any indemnification of Lender with respect thereto in any such document;

(iv)

waste to the Property caused by intentional acts or intentional omissions of Borrower, any Exculpated Party, or any Borrower Party, or the removal or disposal of any portion of the Property after an Event of Default unless immediately replaced with property of the same utility and of the same or greater value, as determined by Lender;

(v)

the misapplication, misappropriation or conversion by Borrower,  any  of  the  Exculpated  Parties  or  any  Borrower  Parties  of  (A) any

(i)

insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, or (C) any Rents following an Event of Default or (D) any Tenant security deposits or Rents collected in advance;

(vi)

any Personal Property (as defined in the  Security Instrument) taken from the Property by or on behalf of Borrower, any of the Exculpated Parties or any Borrower Parties, and not replaced with Personal Property of the same utility and of the same of greater value;

(vii)

any act of arson of the Property by Borrower, any of the Exculpated Parties, or any Borrower Parties;

(viii)

any fees or commissions paid by Borrower or on behalf of Borrower after the occurrence of an Event of Default to any Exculpated Party or any Borrower Party in violation of the terms of the Note, this  Agreement, the Security Instrument or the other Loan Documents;

(ix)

failure to pay Taxes, charges for labor or materials, or other charges that can create Liens on any portion of the Property and/or the failure to pay Insurance Premiums in accordance with the terms hereof provided that Lender permits cash flow from the Property to be applied for such purpose and/or unless such amounts were paid to reserves in accordance with the terms of this Loan Agreement;

(x)

any security deposits, advance deposits or  any  other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(xi)

any failure by Borrower to permit on-site inspections of the Property as required by this Agreement and/or the other Loan Documents;

(xii)

any failure of Borrower to appoint a new property manager upon the request of Lender as required by the terms of this Agreement and/or the other Loan Documents;

(xiii)

Borrower's breach of, or failure to comply with, the representations, warranties and covenants contained in Sections 4.1.5 and/or 4.1.9(c) of this Agreement;

(xiv)

Borrower's  indemnification  of  Lender  set  forth  m Sections 9.2, 11.13(c), and @ hereof;

(i)

(xv)

any litigation or other legal proceeding related to the Debt filed by Borrower, any Borrower Party or any Exculpated Party that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender as provided herein and in the other Loan Documents

(xvi)

the seizure or forfeiture of the Property, or any portion thereof, or Borrower's interest therein, resulting from criminal wrongdoing by Borrower, any of the Exculpated Parties, or any Borrower Parties;

(xvii)

Borrower's failure to make the Condemnation Payment, if required, pursuant to Section 5 .3.1 hereof;

(xviii)

Borrower's failure to provide financial information  to Lender as required by this Agreement;

(xix)

Borrower's failure to comply with any of the provisions of

(g) through (x) of Section 3.1.24 hereof; and/or

(xx)

The failure of the applicable governmental authority to confirm the adequacy of repairs made at the Property to address certain violations noted in the Fire Sprinkler Inspection Report dated October 14, 2010, and the Elevator Equipment Inspection Report for Energy Plaza II  dated  January  27, 2011.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) Borrower fails to comply with the provisions of Section 4.2.1 hereof or Article VIII hereof; (ii) Borrower fails to comply with any of the provisions of (a), (b), (c), (d), (e) or (f) of Section 3.1.24 hereof; (iii) intentionally omitted;

(iv)

Borrower or any SPC Party files a voluntary petition under the Bankruptcy code or any other Federal or state bankruptcy or insolvency law; (v) an Affiliate, officer, director, or representative which Controls, directly or indirectly, Borrower or any SPC Party, files, or joins in the filing of, an involuntary petition against Borrower or any  SPC Party under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary  petition against Borrower or any SPC Party from any Person; (vi) Borrower or any SPC Party files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (vii) any Affiliate, officer, director, or representative which Controls Borrower or any SPC Party consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any SPC Party or any portion of the Property; (viii) Borrower or any SPC Party makes an assignment for the benefit of creditors, or admits, in writing or in any

(iv)

legal proceeding, its insolvency or inability to pay its debts as they become due; (ix) there is substantive consolidation of Borrower (or any Restricted Party) with any other Person in connection with any federal or state bankruptcy proceeding involving the Guarantor or any of its Affiliates, (x) Borrower (or any Restricted Party) contests or opposes any  motion  made  by Lender to obtain relief  from the automatic stay or seeks to reinstate the automatic stay in the event of any federal or state bankruptcy or insolvency proceeding involving the Guarantor or its Affiliates; or (xi) Borrower (or any Restricted Party) accepts from any Guarantor or Guarantor solicits or provides any debtor-in-possession financing to Borrower in the event Borrower  (or any Restricted Party) is the subject of a bankruptcy or insolvency proceeding.

The obligations and liabilities of Borrower under this Section 11.22 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

Section 11.23 Prior Agreements. This Agreement and the other  Loan  Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all  prior agreements among or between such parties, whether oral or written, including, without limitation, the Term Sheet, are superseded by the terms of this Agreement and the other Loan Documents.

Section 11.24  Servicer.

(a)

At the option of Lender, the Loan may be serviced by a servicer (the "Servicer")  selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement other than any amounts which amount to a loss to the return which would otherwise be realized by Lender (e.g., special servicing fee, modification fee, workout fee, etc.). Servicer shall, however, be  entitled  to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents.

(b)

Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower pursuant to the provisions of this Agreement, the Note and the other Loan Documents.

(c)

Provided Borrower shall have been given notice of Servicer's address by Lender, Borrower shall deliver to Servicer duplicate originals of all notices and other instruments which Borrower may or shall be required to deliver to Lender pursuant to this Agreement, the Note and the other Loan Documents (and no deliver of such notices or other instruments by  Borrower shall be of any force or effect unless delivered to Lender and Servicer as provided above).

(a)

Section 11.25  Joint  and  Several  Liability.    If more  than  one Person  has  executed  this Agreement as "Borrower," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 11.26  Creation   of   Security   Interest.    Notwithstanding  any  other  provision  set forth in this Agreement, the Note, the Security Instrument or any of the other Loan Documents, Lender  may  at any time  create a security interest  in all or any portion of its rights under this Agreement, the Note, the Security Instrument and any other Loan Document  (including, without limitation, the advances owing to it) in favor of any Federal Reserve Bank  in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 11.27  Assignments and Participations.

(a)

The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Loan Agreement.

(b)

Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Loan Agreement; provided, however, that   (i) Lender's   obligations   under   this  Loan  Agreement   shall  remain   unchanged,

(ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of any Note for all purposes of this Loan Agreement and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under and in respect of this Loan Agreement and the other Loan Documents.

(c)

Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.27, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to the Lender by or on behalf of the Borrower or any of its Affiliates.

(d)

Upon such assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment, have the rights and obligations of Lender under this Agreement. Any assignment or transfer by Lender of rights or obligations under this Agreement that does not comply with this Section 11.27 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (b) ofthis Section  11.27.

(e)

In connection with any Secondary Market Transaction, including, without limitation, any assignment or participation pursuant to this Section 11.27, at the request of Lender, Borrower shall (i) appoint, as its agent, a registrar and transfer agent (the "Register") reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(£) of the IRS Code, and

(ii) otherwise cooperate with Lender in order to cause the Note to be in registered form pursuant  to  Section 163(f)  of  the  IRS  Code.    The  option  to  convert  the  Note  into

registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Register shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Register, effective upon the effectiveness of the appointment of a replacement Register, reasonably acceptable to Lender. The Register shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.

Section 11.28 Set-Off. In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGES TO FOLLOW.]

IN  WITNESS  WHEREOF,  the parties  hereto  have  caused this Agreement  to be  duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,

a New York limited liabili y company

BORROWER:

BRI 1841 ENERGY PLAZA, LLC,

a Delaware limited liability company

BY:

SOLE MEMBER BRI 1841 ENERGY PLAZA, LLC,

a Delaware limited liability company its sole member